CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
1.625% Guaranteed Notes due 2017	US$1,250,000,000	99.616%	US$1,245,200,000	US$160,382
4.250% Guaranteed Notes due 2024	US$2,250,000,000	99.565%	US$2,240,212,500	US$288,539
4.875% Guaranteed Notes due 2044	US$500,000,000	98.358%	US$491,790,000	US$63,343

(1)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees of CNOOC Limited in connection with the above debt securities.
(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-188261
Registration No. 333-188261-02

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 22, 2014

CNOOC NEXEN FINANCE (2014) ULC

(incorporated in Canada)

US$1,250,000,000 1.625% Guaranteed Notes due 2017

US$2,250,000,000 4.250% Guaranteed Notes due 2024

US$500,000,000 4.875% Guaranteed Notes due 2044

unconditionally and irrevocably guaranteed by

CNOOC Limited

(incorporated with limited liability in Hong Kong)

The 1.625% Guaranteed Notes due 2017 (the “2017 Notes”) , the 4.250% Guaranteed Notes due 2024 (the “2024 Notes”) and the 4.875% Guaranteed Notes due 2044 (the “2044 Notes”) will be issued in initial aggregate principal amounts of US$1,250,000,000, US$2,250,000,000 and US$500,000,000, respectively, by CNOOC Nexen Finance (2014) ULC (the “Issuer”). We refer to the 2017 Notes, the 2024 Note and the 2044 Notes in this prospectus supplement collectively as the “Notes.” The Notes will be the unsecured unsubordinated obligations of the Issuer, unconditionally and irrevocably guaranteed by CNOOC Limited (the “Company”). We refer to the guarantees by the Company as the “Guarantees.”

The 2017 Notes will bear interest from April 30, 2014 at the rate set forth above, payable semi-annually in arrears on April 30 and October 30 of each year, commencing October 30, 2014. The 2024 Notes will bear interest from April 30, 2014 at the rate set forth above, payable semi-annually in arrears on April 30 and October 30 of each year, commencing October 30, 2014. The 2044 Notes will bear interest from April 30, 2014 at the rate set forth above, payable semi-annually in arrears on April 30 and October 30 of each year, commencing October 30, 2014.

The Issuer may redeem the Notes at any time upon the occurrence of certain tax events. At any time, the Company, at the Company’s option, or the Issuer may at its option redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the applicable premium as of, and accrued and unpaid interest, if any, to the redemption date. For a more detailed description of the Notes and the Guarantees, see “Description of the Notes and Guarantees” in this prospectus supplement and “Description of Debt Securities and Guarantees” in the accompanying prospectus.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or the Guarantees or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)		Underwriting Discount		Proceeds to the Issuer (Before Expenses)(1)
Per 2017 Note		99.616%		0.230%		99.386%
Total	US$	1,245,200,000	US$	2,875,000	US$	1,242,325,000
Per 2024 Note		99.565%		0.230%		99.335%
Total	US$	2,240,212,500	US$	5,175,000	US$	2,235,037,500
Per 2044 Note		98.358%		0.230%		98.128%
Total	US$	491,790,000	US$	1,150,000	US$	490,640,000

Note:

(1)	Plus accrued interest, if any, from April 30, 2014.

Application has been made to The Stock Exchange of Hong Kong Limited (the “HKSE”) for listing of, and permission to deal in, the Notes by way of debt issue to professional investors only and such permission is expected to become effective on or about May 2, 2014. Hong Kong Exchanges and Clearing Limited and the HKSE take no responsibility for the contents of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement, make no representation as to their accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement.

We expect to deliver the Notes to investors through the book-entry delivery system of The Depository Trust Company and its direct participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about April 30, 2014, which is the fifth business day following the date of this prospectus supplement. Purchasers of the Notes should note that trading of the Notes may be affected by this settlement date.

Joint Lead Managers and Joint Bookrunners (in alphabetical order)

BOC International	Citigroup	Credit Suisse	Deutsche Bank

Goldman Sachs (Asia) L.L.C.	J.P. Morgan	Morgan Stanley	UBS

The date of this prospectus supplement is April 23, 2014

Notice to Prospective Investors in Hong Kong

You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. The Notes are only available in Hong Kong or to persons resident in Hong Kong who are (a) “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) acquiring the Notes in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. Each purchaser of the Notes in the United States who is a resident of Hong Kong, by accepting delivery of this prospectus supplement and the accompanying prospectus, will be deemed to have represented, agreed and acknowledged that (a) it is a “professional investor” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) it is acquiring the Notes in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the Notes offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. This prospectus supplement also incorporates by reference the information described under “Where You Can Find More Information About Us.” The second part is the accompanying prospectus dated April 22, 2014. The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to this offering.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include particulars given in compliance with the Rules Governing the Listing of Securities on HKSE for the purpose of giving information with regard to us. We accept full responsibility for the accuracy of the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and confirm, having made all reasonable enquiries, that to the best of our knowledge and belief there are no other facts the omission of which would make any statement herein misleading.

In this prospectus supplement, unless otherwise indicated, references to “we,” “us,” “our” and the “Company” refer to CNOOC Limited, or CNOOC Limited and its subsidiaries, including CNOOC Nexen Finance (2014) ULC (the “Issuer”), as the context requires. References to “CNOOC” are to China National Offshore Oil Corporation and its subsidiaries (other than CNOOC Limited and its subsidiaries). References to “China” and the “PRC” refer to the People’s Republic of China and, solely for the purpose of this prospectus supplement, exclude the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan. References to “Renminbi” and “Rmb” are to the legal currency of China, references to “U.S. dollars” and “US$” are to the legal currency of the United States, references to “Hong Kong dollars” and “HK$” are to the legal currency of the Hong Kong Special Administrative Region, and references to “Canadian dollars” and “C$” are to the legal currency of Canada.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference include “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including statements regarding expected future events, business prospects or financial results. The words “expect,” “anticipate,” “continue,” “estimate,” “objective,” “ongoing,” “may,” “will,” “project,” “should,” “believe,” “plans,” “intends” and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements address, among others, such issues as:

•	the amount and nature of future exploration, development and other capital expenditures;

•	wells to be drilled or reworked;

•	development projects;

•	exploration prospects;

•	estimates of proved oil and gas reserves;

•	development and drilling potential;

•	expansion and other development trends of the oil and gas industry;

•	business strategy;

•	production of oil and gas;

•	development of undeveloped reserves;

•	expansion and growth of our business and operations;

•	oil and gas prices and demand;

•	future earnings and cash flow; and

•	our estimated financial information.

These statements are based on assumptions and analysis made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance and financial condition to differ materially from our expectations, including those associated with fluctuations in crude oil and natural gas prices, our exploration or development activities, our capital expenditure requirements, our business strategy, whether the transactions entered into by us can complete on schedule pursuant to their terms and timetable or at all, the highly competitive nature of the oil and natural gas industry, our foreign operations, environmental liabilities and compliance requirements, and economic and political conditions in the PRC and overseas. For a description of these and other risks and uncertainties, see “Risk Factors” and other cautionary statements appearing in this prospectus supplement and the documents incorporated by reference

Consequently, all of the forward-looking statements made in this prospectus supplement and the documents incorporated by reference are qualified by these cautionary statements. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected effect on us, our business or our operations.

S-iii

SUMMARY

The following summary highlights information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that you should consider before investing in the Notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference herein that are described under “Where You Can Find More Information.”

Our Business

CNOOC Limited

We are an upstream company specializing in the exploration, development and production of oil and natural gas. We are the dominant oil and natural gas producer in offshore China and, in terms of reserves and production, we are also one of the largest independent oil and natural gas exploration and production companies in the world.

As of the end of 2013, we had net proved reserves of approximately 4.43 billion BOE including approximately 2.29 billion barrels of crude oil and 6,323.3 bcf of natural gas. In 2013, we had an average daily production of approximately 912,603 barrels of crude oil and approximately 1,247.4 mmcf of natural gas, representing a total net oil and gas production of 1.13 million BOE per day, including approximately 45,173 BOE per day under our equity method investees (except as otherwise stated, all amounts of reserve and production in this prospectus supplement include our interests in equity method investees).

Our total revenues were Rmb240.9 billion, Rmb247.6 billion and Rmb285.9 billion in 2011, 2012 and 2013, respectively. Our profit for the year was Rmb70.3 billion, Rmb63.7 billion and Rmb56.5 billion in 2011, 2012 and 2013, respectively.

We were incorporated with limited liability on August 20, 1999 in Hong Kong under the Hong Kong Companies Ordinance. The PRC government established CNOOC, our controlling shareholder, as a state-owned offshore petroleum company in 1982 under the Regulation of the PRC on the Exploitation of Offshore Petroleum Resources in Cooperation with Foreign Enterprises. CNOOC assumed certain responsibility for the administration and development of PRC offshore petroleum operations with foreign oil and gas companies. Prior to CNOOC’s reorganization in 1999, CNOOC and its various affiliates performed both commercial and administrative functions relating to oil and natural gas exploration and development in offshore China. In 1999, CNOOC transferred all of its then current operational and commercial interests in its offshore petroleum business, including the related assets and liabilities, to us. As a result, we and our subsidiaries are the only vehicles through which CNOOC engages in oil and gas exploration, development, production and sales activities both in and outside the PRC.

Our registered office is located at 65th Floor, Bank of China Tower, One Garden Road Central, Hong Kong, and our telephone number is +852 2213-2500. We maintain a website at www.cnoocltd.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus.

The Issuer

The Issuer is our wholly-owned subsidiary and was incorporated as an unlimited company on March 12, 2014 in Nova Scotia, Canada under the Companies Act (Nova Scotia). It has no material assets and will conduct no business except in connection with the issuance of the Notes and other debt securities and the advance of proceeds from such issuance to us or a company controlled by us. Its registered office is located at the offices of its recognized agent, Charles S. Reagh, at 1959 Upper Water Street, Suite 900, Halifax NS B3J 3N2, Canada. Its telephone number is +852 2213-2500.

The Issuer will be treated as a disregarded entity for U.S. federal income tax purposes.

The Offering

The following is a brief summary of the terms of this offering and is qualified in its entirety by the remainder of this prospectus supplement and the accompanying prospectus. Terms used in this summary and not otherwise defined shall have the meanings given to them in “Description of the Notes and Guarantees” in this prospectus supplement and “Description of Debt Securities and Guarantees” in the accompanying prospectus.

Issuer	CNOOC Nexen Finance (2014) ULC (the “Issuer”), an unlimited company on March 12, 2014 in Nova Scotia, Canada under the Companies Act (Nova Scotia) (Registration No. 3279277).

Guarantor	CNOOC Limited (the “Company”), a company incorporated with limited liability on August 20, 1999 in Hong Kong under the Companies Ordinance (Registration No. 685974).

Notes Offered	US$1,250,000,000 aggregate principal amount of 1.625% guaranteed notes due 2017,

US$2,250,000,000 aggregate principal amount of 4.250% guaranteed notes due 2024, and

US$500,000,000 aggregate principal amount of 4.875% guaranteed notes due 2044.

Guarantees	Payment of principal of, interest and any Additional Amounts on, the Notes is irrevocably and unconditionally guaranteed by the Company.

Issue Price	2017 Notes: 99.616% of principal amount, plus accrued interest, if any, from April 30, 2014, to the issue date.

2024 Notes: 99.565% of principal amount, plus accrued interest, if any, from April 30, 2014, to the issue date.

2044 Notes: 98.358% of principal amount, plus accrued interest, if any, from April 30, 2014, to the issue date.

Maturity Date	2017 Notes: April 30, 2017.

2024 Notes: April 30, 2024.

2044 Notes: April 30, 2044.

Interest Payment Dates	April 30 and October 30, commencing October 30, 2014.

Interest	The 2017 Notes will bear interest from April 30, 2014 at the rate of 1.625% per annum, payable semi-annually in arrears from October 30, 2014.

The 2024 Notes will bear interest from April 30, 2014 at the rate of 4.250% per annum, payable semi-annually in arrears from October 30, 2014.

The 2044 Notes will bear interest from April 30, 2014 at the rate of 4.875% per annum, payable semi-annually in arrears from October 30, 2014.

Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

Further Issues	The 2017 Notes, the 2024 Notes and the 2044 Notes will be issued in initial aggregate principal amounts of US$1,250,000,000, US$2,250,000,000 and US$500,000,000, respectively. The Company and the Issuer may, however, from time to time, without the consent of the respective holders of a series of the Notes, create and issue, pursuant to the indenture, additional guaranteed notes, having the same terms and conditions under the indenture as the previously outstanding series of Notes in all respects, except for issue date, issue price, and amount of the first payment of interest thereon. Additional Notes issued may be consolidated with and form a single series with the previously outstanding Notes of the relevant series; provided, however, that no additional Notes will be issued under the same CUSIP, ISIN or other identifying number as the outstanding Notes of that series unless such additional Notes are fungible with such outstanding Notes for U.S. federal income tax purposes.

Ranking	The Notes will constitute direct, unsecured and unsubordinated obligations of the Issuer ranking pari passu, without any preference or priority of payment among themselves, with all of its other unsecured and unsubordinated indebtedness (except obligations preferred by applicable law). The Guarantees will constitute direct, unsecured and unsubordinated obligations of the Company, ranking pari passu with all of its other unsecured and unsubordinated indebtedness (except obligations preferred by applicable law).

Certain Covenants	The Company has covenanted in the indenture, with certain exceptions, not to incur certain liens or consolidate, merge or sell its assets substantially as an entirety unless certain conditions are satisfied. The Notes and the indenture do not otherwise restrict or limit the ability of the Company to incur additional indebtedness by itself or its subsidiaries or its ability to enter into transactions with, or to pay dividends or make other payments to, affiliates. See “Description of Debt Securities and Guarantees—Certain Covenants” in the accompanying prospectus.

Additional Amounts	In the event that Canadian, Hong Kong or PRC taxes are payable in respect of payments pursuant to the Notes or the Guarantees, the Company or the Issuer, as the case may be, will, subject to certain exceptions, pay such Additional Amounts under the Notes as will result, after deduction or withholding of such taxes, in the payment of the amounts that would have been payable in respect of the Notes had no deduction or withholding been required. See “Description of Debt Securities and Guarantees—Additional Amounts” in the accompanying prospectus.

Optional Redemption	At any time, the Company or the Issuer may, at the Company’s option, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the applicable premium as of, and accrued and unpaid interest, if any, to the redemption date. See “Description of Notes and Guarantees—Optional Redemption” in this prospectus supplement.

Optional Tax Redemption	Each series of Notes may be redeemed at the option of the Issuer, in whole but not in part, at the principal amount thereof, plus accrued and unpaid interest, in the event the Company or the Issuer becomes obligated to pay Additional Amounts in respect of the Notes or the Guarantees of that series as a result of certain changes in tax law. See “Description of Debt Securities and Guarantees—Optional Tax Redemption” in the accompanying prospectus.

Use of Proceeds	The aggregate proceeds from this offering, after deducting underwriting commissions and estimated offering expenses payable by the Issuer and us, will be approximately US$3,963.2 million. The Issuer will loan the proceeds of this offering to us or a company controlled by us. The proceeds will be used in part to repay all or part of the outstanding borrowings of our wholly-owned subsidiary Nexen Energy ULC under the US$2.0 billion facility agreement dated February 15, 2014. The remaining proceeds, if any, will be used for general corporate purposes. See “Use of Proceeds.”

Governing Law	The Notes, the Guarantees and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Denomination, Form and Registration	The Notes will be issued in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.

The Notes will be represented by one or more global notes in fully registered form without interest coupons deposited with The Bank of New York Mellon as custodian for, and registered in the name of, Cede & Co., as nominee of The Depository Trust Company (“DTC”). Investors may elect to hold the interests in the global notes through any of DTC, Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V. (“Euroclear”).

DTC will credit the account of each of its participants, including Euroclear and Clearstream, Luxembourg, with the principal amount of Notes being purchased by or through such participant. Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg.

Risk Factors

You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, as well as the other information contained or incorporated herein by reference, before deciding to invest in the Notes.

Listing	Application has been made to list the Notes on the HKSE.

Trustee, Registrar, Paying and Transfer Agent	The Bank of New York Mellon.

Ratio of Earnings to Fixed Charges

The following table sets forth our unaudited consolidated ratio of earnings to fixed charges for each of the periods indicated using financial information extracted, where applicable, from our audited consolidated financial statements. Our audited consolidated financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”).

	Year Ended December 31,
	2009	2010	2011	2012	2013
Ratio of Earnings to Fixed Charges	81.09	106.97	58.51	49.76	22.87

Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges, other than capitalized interest. Fixed charges include interest expense, including capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

CERTAIN FINANCIAL DATA

Recent Developments

We achieved a total net production of 108.1 million barrels of oil equivalent (“BOE”) for the first quarter of 2014, representing an increase of 15.5% year-over-year, mainly attributable to: (i) the production contribution from the acquisition of Nexen Inc. (the predecessor of Nexen Energy ULC) and (ii) increasing production from major overseas projects such as Eagle Ford in the United States and Missan oilfields in Iraq.

For the first quarter of 2014, we made five new discoveries and eight successful appraisal wells in offshore China. The new discovery of Bozhong 22-1 demonstrated the exploration potential of natural gas in Bohai buried at deeper zones. Another discovery of Lingshui 17-2 marked a breakthrough in the Company’s independent deepwater exploration. After further successful appraisals, Bozhong 8-4 and Wushi 17-2 were proved to be mid-sized oil and gas structures.

Our unaudited oil and gas sales revenue reached approximately RMB59.15 billion for the first quarter of 2014, representing an increase of 6.9% year-over-year, mainly due to the increase of oil and gas production. During the period, our average realized oil price decreased 5.1% year-over-year to US$104.63 per barrel mainly due to the weak performances of the Far East benchmark oil prices and Brent oil price. Our average realized gas price was US$6.33 per thousand cubic feet, representing an increase of 9.3% year-over-year, mainly due to the increase in prices to certain customers in China and higher realized gas prices of Nexen Inc.

For the first quarter of 2014, our capital expenditure for exploration, development and production reached approximately RMB19.31 billion.

The following table sets forth our net production data for the periods indicated:

	Three Months Ended March 31,
	2013(1)	2014(1)
Crude Oil & Liquids (mmbbls)
China
Bohai	37.4	34.8
Western South China Sea	6.1	8.5
Eastern South China Sea	13.8	13.3
East China Sea	0.1	0.2
Subtotal	57.4	56.8
Overseas
Asia	2.3	2.9
Oceania	0.2	0.3
Africa	6.2	7.2
North America (excluding Canada)	3.1	4.0
Canada	2.0	4.9
South America	1.9	2.1
Europe	3.5	9.7

Subtotal	19.0	31.1

Subtotal (mmbbls)	76.5	87.8

Natural Gas (bcf)
China
Bohai	12.1	13.0
Western South China Sea	29.1	31.6
Eastern South China Sea	13.9	13.6
East China Sea	2.6	2.7

Subtotal	57.7	60.9

Overseas
Asia	13.3	11.8
Oceania	5.8	6.6
North America (excluding Canada)	7.8	9.7
Canada	4.2	11.7
South America	11.5	12.1
Europe	1.3	5.5

Subtotal	43.8	57.4

Subtotal (bcf)	101.5	118.3

Total (mm BOE)	93.6	108.1

Note:

(1)	Including our interest in equity method investees, which is approximately 4.2 mmboe for the first quarter of 2014 and 3.8 mmboe for the first quarter of 2013.

The following table sets forth our unaudited revenue and capital expenditure for the periods indicated:

	Three Months Ended March 31,
	2013		2014
	Rmb	US$(1)	Rmb	US$(1)
	(in millions)
Sales Revenue
Crude oil and liquids	52,050	8,291	55,051	9,000
Natural gas	3,260	519	4,102	671
Marketing revenue, net	417	66	560	92
Others	452	72	745	122

Total	56,179	8,948	60,458	9,885

Capital Expenditures
Exploration	2,668	425	5,028	822
Development	10,297	1,640	12,442	2,034
Production	1,834	292	1,681	275
Others	78	12	160	26

Total	14,878	2,370	19,310	3,157

Note:

(1)	An exchange rate of US$1 = RMB6.1170 has been used for the first quarter of 2014, and an exchange rate of US$1 = RMB6.2782 has been used for the first quarter of 2013, where applicable. The usage of these exchange rates is for illustration only and does not constitute a representation that any amount has been, could have been or may be exchanged or converted at the above rates or at any other rate at all.

Non-GAAP Financial Measures

We use EBITDA to provide additional information regarding our operating performance. EBITDA refers to our profit from operating activities before the following items: (i) depreciation, depletion and amortization and (ii) impairment and provision.

EBITDA is not a standard measure under International Financial Reporting Standards (“IFRS”), Hong Kong Financial Reporting Standards (“HKFRS”) or generally accepted accounting principles in the United States (“U.S. GAAP”). As the oil and gas industry is capital intensive, capital expenditure requirements may have a significant impact on the operating revenues of companies with similar operating results. Therefore, we believe the investor community commonly uses this type of financial measure to assess the operating performance of companies in our market sector.

As a measure of our operating performance, we believe that the most directly comparable IFRS and HKFRS measure to EBITDA is profit from operating activities. We operate in a capital-intensive industry. We use EBITDA in addition to profit from operating activities because profit from operating activities includes certain accounting items associated with capital expenditures, such as depreciation, depletion and amortization and impairment and provision. These accounting items may vary between companies depending on the method of accounting adopted by the company. By minimizing differences in capital expenditures and the associated depreciation, amortization and impairment expenses, EBITDA provides further information regarding our operating performance and an additional measure for comparing our operating performance with other companies’ results. Funds depicted by this measure may not be available for debt service due to capital expenditure requirements and other commitments.

The following table reconciles our profit from operating activities under IFRS and HKFRS to our definition of EBITDA for the periods indicated:

	Year Ended December 31,
	2011	2012	2013	2013
	(Rmb)	(Rmb)	(Rmb)	(US$)(1)
	(in millions)
Profit from operating activities	90,607	87,141	78,503	12,968
Adjustments for:
Depreciation, depletion and amortization	30,521	32,903	56,456	9,326
Impairment and provision	22	31	(45)	(7)

EBITDA	121,150	120,075	134,914	22,286

Note:

(1)	An exchange rate of US$1 = RMB6.0537 has been used for the year ended December 31, 2013, where applicable. The usage of this exchange rate is for illustration only and does not constitute a representation that any amount has been, could have been or may be exchanged or converted at the above rate or at any other rate at all.

You should not consider our definition of EBITDA in isolation or construe it as an alternative to profit from operating activities or as an indicator of operating performance or any other standard measure under IFRS or HKFRS. Our definition of EBITDA does not account for depreciation, depletion and amortization and impairment and provision. Our EBITDA measure as described above may not be comparable to similarly titled measures used by other companies.

RISK FACTORS

In considering whether to purchase the Notes, you should carefully consider the risks described below in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.

Risks Relating to the Notes and the Guarantees

The Issuer has no material assets and relies on us to make payment under the Notes

The Issuer was established specifically for the purpose of issuing the Notes and will loan the proceeds from the issue of the Notes to us or a company controlled by us. The Issuer does not and will not have any material assets other than amounts due to it from us in respect of such loan, and its ability to make payments under the Notes will depend on its receipt of timely payments from us in respect of such loan.

The Notes and the Guarantees are unsecured obligations

As the Notes and the Guarantees are unsecured obligations, the repayment of the Notes may be compromised if:

•	we enter into bankruptcy, liquidation, reorganization or other winding-up proceedings;

•	there is a default in payment under our future secured indebtedness or other unsecured indebtedness; or

•	there is an acceleration of any of our indebtedness.

If any of these events were to occur, our assets may not be sufficient to make payments to the Issuer to pay amounts due on the Notes.

We may be unable to obtain and remit funds in foreign currencies

Our ability to satisfy our obligations to the Issuer or pursuant to the Guarantees depends in part upon the ability of our subsidiaries or affiliates in China to obtain and remit sufficient funds in foreign currencies to pay dividends to us and to repay intercompany loans. A significant portion of the revenues of our PRC subsidiary are denominated in Renminbi. Our PRC subsidiary must present certain documents to the State Administration of Foreign Exchange, its authorized branch or the designated foreign exchange bank, for approval before it can obtain and remit foreign currencies out of China (including, in the case of dividends, evidence that the relevant PRC taxes have been paid and, in the case of intercompany loans, evidence of the registration of the loan with the State Administration of Foreign Exchange).

Our credit ratings may not reflect all risks of your investments in the Notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

The insolvency laws of Hong Kong and other local insolvency laws may differ from those of other jurisdictions

Because we are incorporated under the laws of Hong Kong, any insolvency proceeding relating to us would likely involve Hong Kong insolvency laws, the procedural and substantive provisions of which may differ from comparable provisions of the local insolvency laws of jurisdictions with which you may be familiar.

A trading market for the Notes may not develop

The Notes are a new issue of securities for which there is currently no trading market. Application has been made to the HKSE for listing of, and permission to deal in, the Notes by way of debt issued to professional investors only. We and the Issuer have been advised that the underwriters intend to make a market in the Notes, but the underwriters are not obligated to do so and may discontinue such market-making activity at any time without notice. We cannot predict whether an active trading market for the Notes will develop or be sustained.

Investment in the Notes may subject you to foreign exchange risks

The Notes are denominated and payable in U.S. dollars. If you measure your investment returns by reference to a currency other than U.S. dollars, an investment in the Notes entails foreign exchange related risks, including possible significant changes in the value of the U.S. dollar relative to the currency by reference to which you measure your investment returns, due to, among other things, economic, political and other factors over which we have no control. Depreciation of the U.S. dollar against such currency could cause a decrease in the effective yield of the Notes below their stated coupon rates and could result in a loss when the return on the Notes is translated into such currency. In addition, there may be tax consequences for you as a result of any foreign exchange gains resulting from any investment in the Notes.

The Company or the Issuer may redeem each series of Notes in whole at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest in the event it is required to pay additional amounts in respect of PRC withholding tax in excess of 10% because it is treated as a PRC “resident enterprise”

In the event the Issuer is treated as a PRC “resident enterprise” under the PRC Enterprise Income Tax Law, it may be required to withhold PRC tax on interest payable to non-resident investors. As of the date of this prospectus supplement, the Company is treated as a PRC “resident enterprise” and is required to withhold PRC tax on interest payable to non-resident investors with respect to the Notes pursuant to the Guarantees. In such case, the Company or the Issuer will, subject to certain exceptions, be required to pay such additional amounts as will result in receipt by a holder of a Note of such amounts as would have been received by the holder had no such withholding been required. As described under “Description of Debt Securities and Guarantees—Optional Tax Redemption” in the accompanying prospectus, in the event the Company or the Issuer is required to pay additional amounts as a result of certain changes in or interpretations of tax law (including any change or interpretation that results in it being required to withhold tax in excess of 10% on interest payments as a result of the Issuer being treated as a PRC “resident enterprise”), the Company or the Issuer, as the case may be, may redeem each series of Notes in whole at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest.

Developments in other markets may adversely affect the market price of the Notes

The market price of the Notes may be adversely affected by declines in the international financial markets and world economic conditions. The market for Chinese securities is, to varying degrees, influenced by economic and market conditions in other markets, especially those in Asia. Although economic conditions are different in each country, investors’ reactions to developments in one country can affect the securities markets and the securities of issuers in other countries, including China. Since the subprime mortgage crisis in 2008, the international financial markets have experienced significant volatility. If similar developments occur in the international financial markets in the future, the market price of the Notes could be adversely affected.

Interest Paid or Credited to Non-Arm’s Length Non-Resident Persons is subject to Canadian Withholding Tax

Interest paid or credited to a non-resident person that does not deal at arm’s length with the Canadian payor within the meaning of the Income Tax Act (Canada) (the “CITA”) is subject to Canadian withholding tax at a rate of 25%, unless the rate is reduced under the provisions of an applicable tax treaty. Generally, related persons are deemed not to deal with each other at arm’s length and, in the case of unrelated persons, it is a question of fact whether such persons deal with each other at arm’s length. For purposes of the CITA, “related persons” are defined to include, among others, a corporation and the person (or related group of persons) who controls the corporation and any two corporations if they are controlled by the same person or group of persons. Non-residents that do not deal at arm’s length with the Issuer within the meaning of the CITA are not entitled to a gross-up in respect of any Canadian withholding tax imposed as a result of the non-arm’s length relationship and the Issuer may recover from such non-residents any gross-up, withholding tax payments or other obligations (including associated applied interest and penalties to tax authorities) previously paid or then due under the CITA to the extent such gross-up should not have been made (or other payments should have been withheld or are then due) as a result of the non-arm’s length relationship. There is a risk that PRC state-owned enterprises may not be considered to be dealing at arm’s length with the Issuer for purposes of the CITA and, consequently, interest that is paid or credited to such PRC state-owned enterprises may be subject to Canadian withholding tax and will not be entitled to a gross-up in respect of such withholding tax.

USE OF PROCEEDS

The aggregate proceeds from this offering, after deducting underwriting commissions and estimated offering expenses payable by the Issuer and us, are estimated to be approximately US$3,963.2 million.

The Issuer will loan the proceeds of this offering to us or a company controlled by us. The proceeds will be used in part to repay all or part of the outstanding borrowings of our wholly-owned subsidiary Nexen Energy ULC under the US$2.0 billion facility agreement dated February 15, 2014 provided by the lenders named therein (the “Refinancing Loan Facility”). The Refinancing Loan Facility has an interest rate of 0.75% per annum over London interbank offered rate (“LIBOR”) and is scheduled to mature on February 25, 2015. We entered into the Refinancing Loan Facility agreement for the purpose of repaying part of our bridge loan that financed our acquisition of Nexen Inc. (the predecessor of Nexen Energy ULC). Up to approximately US$260 million, or approximately 6.6%, of the proceeds from this offering are expected to be used to repay lenders that act as or are otherwise affiliated with certain underwriters of this offering. See “Underwriting (Conflicts of Interest).” The remaining proceeds from this offering, if any, will be used for general corporate purposes.

The foregoing represents our current intentions to use and allocate the proceeds of this offering based upon our present plans and business conditions. Our management, however, will have significant flexibility and discretion to apply the proceeds from the issuance of the Notes. If an unforeseen event occurs or business conditions change, we may use the proceeds from the issuance of the Notes differently than as described in this prospectus supplement.

In utilizing the proceeds from the issuance of the Notes, under PRC laws and regulations, we, as an offshore holding company, are permitted to provide funding to our PRC subsidiaries and consolidated affiliates only through loans or capital contributions and to other entities only through loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC subsidiaries and consolidated affiliates or make additional capital contributions to our PRC subsidiaries and consolidated affiliates to fund their capital expenditures or working capital. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all.

EXCHANGE RATE INFORMATION

China

The following table sets forth for the periods indicated, certain information concerning the exchange rates between Renminbi and U.S. dollars. The exchange rates reflect the exchange rates as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System of the United States.

	Noon Buying Rate
Period	End	Average(1)	High	Low
	(Rmb per US$1.00)
2009	6.8259	6.8295	6.8470	6.8176
2010	6.6000	6.7603	6.8330	6.6000
2011	6.2939	6.4475	6.6364	6.2939
2012	6.2301	6.2990	6.3879	6.2221
2013	6.0537	6.1412	6.2438	6.0537
October	6.0943	6.1032	6.1209	6.0815
November	6.0922	6.0929	6.0993	6.0903
December	6.0537	6.0738	6.0927	6.0537
2014
January	6.0590	6.0509	6.0600	6.0402
February	6.1448	6.0816	6.1448	6.0591
March	6.2164	6.1729	6.2273	6.1183
April (through April 18, 2014)	6.2240	—	6.2240	6.1966

(1)	Averages for annual periods are calculated by averaging month-end rates for the relevant year. Monthly averages are calculated by averaging daily rates for the relevant month.

Hong Kong

The following table sets forth, for the periods indicated, certain information concerning the exchange rates between Hong Kong dollars and U.S. dollars. The exchange rates reflect the exchange rates as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System of the United States.

	Noon Buying Rate
Period	End	Average(1)	High	Low
	(HK$ per US$1.00)
2009	7.7536	7.7513	7.7618	7.7495
2010	7.7810	7.7692	7.8040	7.7501
2011	7.7663	7.7793	7.8087	7.7634
2012	7.7507	7.7556	7.7699	7.7493
2013	7.7539	7.7565	7.7654	7.7503
October	7.7530	7.7536	7.7545	7.7524
November	7.7526	7.7523	7.7535	7.7512
December	7.7539	7.7535	7.7550	7.7517
2014
January	7.7642	7.7578	7.7663	7.7534
February	7.7608	7.7585	7.7645	7.7547
March	7.7567	7.7612	7.7669	7.7563
April (through April 18, 2014)	7.7539	—	7.7568	7.7525

(1)	Averages for annual periods are calculated by averaging month-end rates for the relevant year. Monthly averages are calculated by averaging daily rates for the relevant month.

CAPITALIZATION

The following table sets forth our consolidated capitalization under IFRS as of December 31, 2013:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the receipt and application of the US$3,963.2 million estimated net proceeds from this offering. See “Use of Proceeds.”

This table should be read in conjunction with, and is qualified in its entirety by reference to, our consolidated financial statements and the notes thereto incorporated by reference into this prospectus supplement.

	As of December 31, 2013
	Actual		As Adjusted(1)
	Rmb	US$(2)	Rmb	US$(2)
	(in Millions)
Cash and cash equivalents	14,318	2,365	38,309	6,328
Time deposits with maturity over three months	26,218	4,331	26,218	4,331

Current loans and borrowings:
Short-term loans and borrowings	48,776	8,057	48,776	8,057
Current portion of long-term bank loans	1,065	176	1,065	176
Current portion of long-term notes	—	—	—	—

Total current loans and borrowings	49,841	8,233	49,841	8,233

Non-current loans and borrowings:
Notes offered hereby	—	—	23,991	3,963
Long-term notes (net of current portion)	80,821	13,350	80,821	13,350
Other long-term borrowings (net of current portion)	1,190	197	1,190	197

Total non-current loans and borrowings	82,011	13,547	106,002	17,510

Equity:
Issued capital	949	157	949	157
Reserves	340,671	56,275	340,671	56,275

Total equity	341,620	56,432	341,620	56,432
Total capitalization(3)	473,472	78,212	497,463	82,175

(1)	The “as adjusted” columns reflect estimated proceeds received from the issuance of the Notes.
(2)	An exchange rate of US$1 = RMB6.0537 has been used. The usage of these exchange rates is for illustration only and does not constitute a representation that any amount has been, could have been or may be exchanged or converted at the above rates or at any other rate at all.
(3)	Total capitalization equals the sum of total loans and borrowings and total equity.

There has been no material change in our consolidated capitalization since December 31, 2013.

DESCRIPTION OF THE NOTES AND GUARANTEES

The following description is only a summary of the material terms of the Notes and the Guarantees and do not purport to be complete. The Notes will be issued pursuant to an indenture to be dated as of April 30, 2014 (the “indenture”) among the Issuer, the Company and The Bank of New York Mellon as trustee (the “trustee”), initial paying and transfer agent and initial registrar. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. A copy of the Notes, the Guarantees and the indenture will also be available for inspection at the corporate trust office of the trustee. You may also request copies of the indenture from us at our address set forth under “Where You Can Find More Information About Us” in this prospectus supplement. The holders of each series of the Notes will be bound by, and be deemed to have notice of, all the provisions of the indenture. The following summary of certain provisions of the Notes, the Guarantees and the indenture is subject to and qualified in its entirety by reference to the detailed provisions of the Notes, the Guarantees and the indenture and to the Trust Indenture Act of 1939, as amended. Terms and expressions used in this section and not otherwise defined shall have the meanings given to such terms in the Notes and the indenture. This summary supplements the description of the debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

General

The 2017 Notes will be issued in an initial aggregate principal amount of US$1,250,000,000 and will mature on April 30, 2017, the 2024 Notes will be issued in an initial aggregate principal amount of US$2,250,000,000 and will mature on April 30, 2024, and the 2044 Notes will be issued in an initial aggregate principal amount of US$500,000,000 and will mature on April 30, 2044, unless any of the 2017 Notes, the 2024 Notes or the 2044 Notes are redeemed earlier pursuant to the respective terms thereof and of the indenture.

The 2017 Notes will bear interest at the rate of 1.625% per annum , the 2024 Notes will bear interest at the rate of 4.250% per annum and the 2044 Notes will bear interest at the rate of 4.875% per annum. Interest on all series of Notes will accrue from April 30, 2014 or from and including the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for, to and excluding the next Interest Payment Date or the maturity date, payable semi-annually in arrears on April 30 and October 30 in each year (each, an “Interest Payment Date”), commencing on October 30, 2014, to the persons in whose names the Notes are registered at the close of business (whether or not a Business Day) on April 15 and October 15, respectively (each an “Interest Record Date”) immediately preceding an Interest Payment Date. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

In any case where the date of maturity of the principal of or interest on the Notes or the date fixed for redemption of the Notes is not a Business Day, then payment of principal or interest shall be made on the next succeeding Business Day, with the same force and effect as if made on the date of maturity or the date fixed for redemption, as the case may be, and no interest shall accrue for the period after such date. “Business Day” means a day in The City of New York, Hong Kong and the applicable place of payment other than a Saturday, Sunday or a day on which banking institutions are authorized or obligated by law or executive order to remain closed.

The Notes shall be denominated in minimum principal amounts of US$200,000 and in integral multiples of US$1,000 in excess thereof.

The Notes will be the direct, unconditional, unsubordinated and unsecured obligations of the Issuer, and rank pari passu with all of its other unsecured and unsubordinated obligations (other than obligations preferred by applicable law) and senior in priority of payment and in all other respects to all of its other Indebtedness that is designated as subordinate or junior in right of payment to the Notes.

The Notes are unconditionally guaranteed as to the payment of the principal and interest in respect thereof and all other amounts payable under the Notes by the Issuer as evidenced by the Guarantee set forth in the indenture. Each Guarantee is the direct, unconditional, unsubordinated and unsecured obligation of the Company and will rank pari passu with all of its other unsecured and unsubordinated obligations (other than obligations preferred by applicable law) and senior in priority of payment and in all other respects to all of its other Indebtedness that is designated as subordinate or junior in right of payment to the Guarantee.

The principal of, interest on, and all other amounts payable under, the Notes will be payable at the Issuer’s office or agency (which initially will be the corporate trust office of The Bank of New York Mellon as paying agent, located at 101 Barclay Street, Floor 4-East, New York, NY 10286), and the Notes may be exchanged or transferred at the Issuer’s office or agency (which initially will be the office of The Bank of New York Mellon as registrar, located at 101 Barclay Street, Floor 4-East, New York, NY 10286) or, in each case, at such other location or locations as the Issuer, in consultation with the trustee, may designate. The principal of and interest on the Notes will be made by wire transfer or otherwise in immediately available funds and payable in U.S. dollars or in such other coin or currency of the United States of America as of the time of payment is legal tender for the payment of public and private debts. Payments of interest and principal with respect to interests in the global notes will be credited to the respective accounts of the holders of such interests with DTC or its participants, including Euroclear and Clearstream, Luxembourg. See “—Notes; Delivery and Form.”

Further Issues

The 2017 Notes will be issued in an initial aggregate principal amount of US$1,250,000,000, the 2024 Notes will be issued in an initial aggregate principal amount of US$2,250,000,000 and the 2044 Notes will be issued in an initial aggregate principal amount of US$500,000,000. The Company and the Issuer may, however, from time to time, without the consent of the holders of the Notes, create and issue pursuant to the indenture, additional Notes of a series having the same terms and conditions under the indenture as the previously outstanding Notes in all respects, except for issue date, issue price, and amount of the first payment of interest thereon. Additional Notes issued may be consolidated with and form a single series with the previously outstanding Notes of the relevant series; provided, however, that such additional Notes will not be issued under the same CUSIP, ISIN, Common Code or other identifying number as the outstanding Notes of that series unless such additional Notes are fungible with such outstanding Notes for U.S. federal income tax purposes.

Optional Redemption

Unless earlier redeemed in the limited circumstances set forth below, the 2017 Notes will mature on April 30, 2017, the 2024 Notes will mature on April 30, 2024 and the 2044 Notes will mature on April 30, 2044 at a price equal to 100% of the principal amount thereof. Except as set forth in the accompanying prospectus or below, the Notes are not redeemable at the Issuer’s option.

The Company or the Issuer may, at the Company’s option, at any time and from time to time redeem any of the 2017 Notes, the 2024 Notes or the 2044 Notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice mailed to the holders of such Notes, with a copy provided to the trustee. The applicable Notes will be redeemable at a redemption price equal to the greater of (1) 100% of the principal amount of the applicable Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable Notes to be redeemed (not including interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points in the case of the 2017 Notes, 20 basis points in the case of the 2024 Notes or 30 basis points in the case of the 2044 Notes, plus, in each case, accrued and unpaid interest on the applicable Notes to be redeemed, if any, to the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by the Company in good faith.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third Business Day preceding such date of redemption.

“Treasury Rate” means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption.

No Sinking Fund

The Notes will not be entitled to the benefit of any sinking fund.

Notes; Delivery and Form

The statements set forth herein include summaries of certain rules and operating procedures of DTC, Euroclear and Clearstream, Luxembourg which will affect transfers of interests in the global notes.

The Notes will be represented by one or more global notes, fully registered without interest coupons, which will be deposited with The Bank of New York Mellon, as custodian for DTC (in such capacity, the “Custodian”) and registered in the name of Cede & Co., as nominee of DTC, for the accounts of its participants, including Euroclear and Clearstream, Luxembourg.

The Notes will be issued in minimum denominations of US$200,000 and in integral multiples of US$1,000 in excess of that amount.

Investors may hold their interests in the global notes directly through DTC, Clearstream, Luxembourg or Euroclear, as the case may be, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the global notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which are participants in DTC.

Transfers between participants in DTC (the “Participants”) will be effected in the ordinary way in accordance with DTC rules. Transfers between participants in Clearstream, Luxembourg and Euroclear (“Clearstream Participants” and “Euroclear Participants,” respectively) will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Persons who are not Participants may beneficially own interests in the global notes held by DTC only through Participants or Indirect Participants (as defined below) (including Euroclear and Clearstream, Luxembourg). So long as Cede & Co., as the nominee of DTC, is the registered owner of the global notes, Cede & Co., for all purposes, will be considered the sole holder of such Notes.

Payment of interest on and principal of the global notes will be made to Cede & Co., the nominee for DTC, as the registered owner of the global notes by wire transfer of immediately available funds. None of the Company, the Issuer or the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

The Issuer has been informed by DTC that, upon receipt of any payment of interest on or the redemption price of the global notes, DTC will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global notes as shown on the records of DTC. Payments of interest on and principal of the Notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants, as the case may be, in accordance with the relevant system’s rules and procedures. Payments by Participants to owners of beneficial interests in the global notes held through such Participants will be the responsibility of such Participants, as is the case with securities held by broker-dealers, either directly or through nominees, for the accounts of customers and registered in “street name.”

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in the global notes to pledge such interest to persons or entities that do not participate in the DTC system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the global notes.

So long as the Notes are represented by global notes and such global notes are held on behalf of DTC or any other clearing system, such clearing system or its nominee will be considered the sole holder of the Notes represented by the applicable global notes for all purposes under the indenture, including, without limitation, obtaining consents and waivers thereunder, and none of the Company, the Issuer or the trustee shall be affected by any notice to the contrary. None of the Company, the Issuer or the trustee shall have any responsibility or obligation with respect to the accuracy of any records maintained by any clearing system or any Participant of such clearing system. The clearing systems will take actions on behalf of their Participants (and any such Participants will take actions on behalf of any Indirect Participants) in accordance with their standard procedures. To the extent that any clearing system acts upon the direction of the holders of the beneficial interests in the applicable global note and such beneficial holders give conflicting instructions, the applicable clearing system may take conflicting actions in accordance with such instructions.

DTC has advised the Issuer that it will take any action permitted to be taken by a holder of Notes (including, without limitation, the presentation of Notes for exchange) only at the direction of one or more Participants and only in respect of the principal amount of the Notes represented by the global note as to which such Participant or Participants have given such direction.

Clearstream, Luxembourg or Euroclear, as the case may be, will take any action permitted to be taken by a holder of Notes (including, without limitation, the presentation of Notes for exchange) on behalf of a Clearstream Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its ability to effect such actions through DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among Participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Issuer or the trustee will have any responsibility for the performance by DTC, Clearstream, Luxembourg and Euroclear, or their respective Participants or Indirect Participants, of their respective obligations under the rules and procedures governing their operations.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the U.S. Securities Exchange Act of 1934. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for the physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Euroclear and Clearstream, Luxembourg hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective Participants through electronic book-entry changes in the accounts of such Participants. Euroclear and Clearstream, Luxembourg provide various services to their Participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream, Luxembourg interface with domestic securities markets. Euroclear and Clearstream, Luxembourg participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream, Luxembourg is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream, Luxembourg Participant, either directly or indirectly.

The information in this section concerning DTC and DTC’s book-entry system, as well as information regarding Euroclear and Clearstream, Luxembourg, has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC, Euroclear, Clearstream, Luxembourg or their respective Participants or Indirect Participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Individual Notes

If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days or if there shall have occurred and be continuing an Event of Default (as described in the attached Prospectus) with respect to the Notes, the Issuer will issue individual Notes in certificated, fully registered form in exchange for the global notes. The holder of such individual Notes in certificated form may transfer or exchange such Notes by surrendering them at the Corporate Trust Office of the trustee.

TAXATION

The statements herein regarding taxation are based on the laws in force as of the date of this prospectus supplement and are subject to any changes in laws occurring after such date, which could be made on a retroactive basis. The following summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision of a prospective purchaser to acquire or dispose of the Notes and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities or commodities) may be subject to special rules. Prospective purchasers are advised to consult their own tax advisors concerning the overall tax consequences of the purchase, ownership and disposition of the Notes.

Canada

The following summary contains a description of the material Canadian federal income tax considerations generally applicable, as of the date of this prospectus supplement, to the acquisition, holding, disposition and redemption of the Notes. The summary only addresses the tax consequences to purchasers who acquire the Notes on their original issue pursuant to this prospectus supplement and who, at all relevant times and for the purposes of the CITA: (i) are not resident (and are not deemed to be resident) in Canada; (ii) do not use or hold and are not deemed to use or hold the Notes in, or in the course of, carrying on business in Canada; (iii) deal at arm’s length with the Issuer and the Company; and (iv) are not a “specified non-resident shareholder” of the Issuer and deal at arm’s length with “specified shareholders” of the Issuer within the meaning of and for the purposes of subsection 18(4) of the CITA (“Non-Resident Holders”). Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not disclosed in this summary.

This summary is based upon the facts set out in this prospectus supplement, the current provisions of the CITA and the regulations thereunder, the current provisions of the Canada-U.S. Treaty, all specific proposals (the “Tax Proposals”) to amend the CITA and the regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and the current administrative and assessing policies and practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary assumes that the Tax Proposals will be enacted as currently proposed, but does not otherwise take into account or anticipate any changes in law, whether by legislative, governmental or judicial action. This summary is not exhaustive of all possible Canadian federal income tax considerations and does not take into account tax legislation or considerations of any province or territory of Canada or any non-Canadian jurisdiction.

Under the CITA, no Canadian tax will be required to be deducted or withheld from amounts paid or credited or deemed by the CITA to be paid or credited to a Non-Resident Holder by the Issuer or the Company on the Notes. A Non-Resident Holder who transfers a Note to a person who, for purposes of the CITA, is or is deemed to be resident in Canada and with whom the Non-Resident Holder does not deal at arm’s length may be liable for Canadian withholding tax in respect of deemed interest on the transfer. A Non-Resident Holder considering such a transfer should consult its own tax advisor regarding the tax consequences to the Non-Resident Holder of such a transfer.

A Non-Resident Holder who disposes of a Note will not be subject to tax in Canada with respect to any capital gain realized on the disposition of the Note.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder. Prospective Non-Resident Holders should consult their own Canadian tax advisers with respect to the Canadian income tax consequences of purchasing Notes pursuant to this offering.

The PRC

Pursuant to the Notice on Issued about the Determination of Chinese-Controlled Enterprises Registered Abroad as Resident Enterprises on the Basis of Actual Management (the “Notice”) issued by the State

Administration of Taxation of the PRC (the “SAT”) on April 22, 2009, the Enterprise Income Tax Law and the Implementation Rules, which both took effect from January 1, 2008, enterprises established outside of the PRC whose “de facto management bodies” are located in the PRC are considered Chinese resident enterprises (“CREs”). According to a formal reply from the SAT in October 18, 2010, the Company is deemed as a CRE pursuant to the provisions of the Notice, the Enterprise Income Tax Law and the Implementation Rules. Accordingly, the Company is obliged to withhold PRC income tax of up to 10% on payments of interest under the Guarantees to investors that are non-PRC resident enterprises and of up to 20% on payments of interest to investors that are non-PRC individuals, in each case subject to reduction under an applicable tax treaty.

As of the date of this prospectus supplement, the Issuer has not been informed by the SAT that it is deemed a CRE. If the Issuer is deemed to be a CRE for enterprise income tax purposes, among other things, the Issuer would be subject to the PRC enterprise income tax at the rate of 25% on the worldwide income. Furthermore, the Issuer would be obligated to withhold PRC income tax of up to 10% on payments of interest to investors that are non-PRC resident enterprises and of up to 20% on payments of interest to investors that are non-PRC individuals, in each case subject to reduction under an applicable tax treaty. In addition, capital gains may be regarded as being derived from sources within the PRC and accordingly may be subject to PRC tax. Under the terms of the Notes, if the Issuer is treated as a PRC resident enterprise by the SAT and is required to pay withholding tax on payments due under the Notes, it will, subject to certain exceptions, be required to pay such additional amounts as will result in receipt by each holder of Notes of such amounts as would have been received by such holder had no such withholding been required. See “Description of the Debt Securities and Guarantees—Additional Amounts” in the accompanying prospectus.

Hong Kong

The following summary contains a description of the principal tax laws of Hong Kong, as in effect on the date of this prospectus supplement, and is subject to any change in the tax laws of Hong Kong that may come into effect after such date (which may have retroactive effect).

No Hong Kong tax will be required to be withheld from payments of principal or interest on the Notes or payments by us in respect thereof under the Guarantee.

Interest on the Notes is not subject to Hong Kong profits tax, except where the interest is received by or accrued to a financial institution (as defined in the Inland Revenue Ordinance) through or from the carrying on by the financial institution of its business in Hong Kong.

Hong Kong profits tax is not chargeable in respect of capital gains from the sale of property such as the Notes. However, trading profits from the sale, disposal or redemption of the Notes by persons carrying on a trade, profession or business in Hong Kong where such profits are derived from or arise in Hong Kong from such, trade, profession or business are chargeable to profits tax currently at the rate of 16.5% on corporations and 15% on individuals. Profits from the sale of Notes affected on the HKSE will be considered to be derived from or arise in Hong Kong. Liability to Hong Kong profits tax would thus arise in respect of trading gains from the sale, disposal or redemption of the Notes realized by persons carrying on a business of trading or dealing in securities in Hong Kong.

No Hong Kong stamp duty is payable on the sale and purchase or other disposal of bonds or notes denominated otherwise than in the currency of Hong Kong provided that the bonds or notes are not redeemable, and may not at the option of any person be redeemed, in the currency of Hong Kong. Therefore, a sale or purchase or other disposal of the Notes will not be subject to Hong Kong stamp duty.

U.S. Federal Income Taxation

The following summary describes the material U.S. federal income tax consequences to the U.S. Holders described below of the purchase, ownership and disposition of Notes as of the date hereof. It deals only with

Notes held as capital assets for U.S. federal income tax purposes by U.S. Holders that acquire Notes at their “issue price,” which will equal the first price at which a substantial amount of the Notes is sold to the public (not including bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers). This summary does not describe all of the tax consequences that may be relevant to a U.S. Holder of Notes, including alternative minimum tax and Medicare contribution tax consequences, or differing tax consequences that may apply to U.S. Holders with special situations, such as those of dealers in securities, traders in securities that elect to mark to market their securities holdings for U.S. federal income tax purposes, certain financial institutions, insurance companies, regulated investment companies, persons holding Notes as part of a hedging or conversion transaction or a straddle, individual retirement accounts and other tax-deferred accounts, tax-exempt investors, entities treated as partnerships for U.S. federal income tax purposes or persons whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, final, temporary and proposed Treasury Regulations, administrative pronouncements and judicial decisions, as well as the income tax treaty between the United States and the PRC (the “Treaty”), all as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below. Persons considering the purchase, ownership or disposition of Notes should consult their tax advisors concerning the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local, foreign or other jurisdiction.

As used under this heading, a “U.S. Holder” is a beneficial owner of a Note that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia or (iii) a trust or estate the income of which is subject to U.S. federal income taxation regardless of its source.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership or a partner of a partnership holding the Notes should consult its own tax advisor.

A U.S. Holder will generally recognize ordinary income with respect to interest payments on the Notes when interest is accrued or received, in accordance with its normal method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the Notes will be issued without “original issue discount” for U.S. federal income tax purposes. If, however, the Notes’ principal amount exceeds the issue price by more than a de minimis amount, as determined under applicable Treasury Regulations, a U.S. Holder will be required to include such excess in income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

Interest received on the Notes will be treated as foreign-source income for U.S. federal income tax purposes. The amount of interest taxable as ordinary income will include amounts, if any, withheld with respect to non-U.S. taxes, including (for the avoidance of doubt) any Additional Amounts received, as described under “Description of Debt Securities and Guarantees—Additional Amounts” in the accompanying prospectus. Subject to applicable limitations, some of which may vary depending upon the U.S. Holder’s particular circumstances, PRC income taxes withheld from interest income on a Note may be creditable against the U.S. Holder’s U.S. federal income tax liability. Prospective investors should consult their own tax advisors about the availability and limitations of foreign tax credits.

A U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of the Notes in an amount equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Notes. The amount realized will not include any amount attributable to accrued interest, which is treated as described above. The tax basis will generally equal the U.S. Holder’s cost of the Notes. Gain or loss, if any, will be long-term capital gain or loss if at the time of sale or other disposition the Notes have been held for more than one year. The deductibility of capital losses is subject to limitations. Any gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

As described in “Taxation—The PRC,” gains from the disposition of Notes may be subject to PRC tax. In that case, a U.S. Holder’s amount realized would include the gross amount of proceeds. Although any such gain of a U.S. Holder would generally be characterized as U.S.-source income, a U.S. Holder that is eligible for the benefits of the Treaty may be able to treat the gain as foreign-source gain for foreign tax credit purposes. U.S. Holders should consult their tax advisors regarding the creditability of any such PRC taxes, in particular if the U.S. Holders are eligible for the benefits of the Treaty.

Certain U.S. Holders will be subject to information reporting requirements with respect to payments on the Notes and proceeds from a sale of the Notes if paid within the United States or through certain U.S.-related financial intermediaries. In addition, certain U.S. Holders may be subject to U.S. backup withholding in respect of such payments if such U.S. Holders do not provide their taxpayer identification numbers and certify that they are not subject to backup withholding, or provide proof of an applicable exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the Internal Revenue Service.

UNDERWRITING (Conflict of Interest)

Subject to the terms and conditions set forth in an underwriting agreement, which consists of an underwriting agreement dated April 23, 2014 among us, the Issuer and the underwriters named below and the underwriting agreement standard provisions filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, the Issuer has agreed to sell to each underwriter, and each underwriter has agreed, severally and not jointly, to purchase from the Issuer, the principal amount of the Notes of each series set forth opposite its name below:

Underwriter	Principal Amount of 2017 Notes		Principal Amount of 2024 Notes		Principal Amount of 2044 Notes
BOCI Asia Limited	US$	156,250,000	US$	281,250,000	US$	62,500,000
Citigroup Global Markets Inc.	US$	156,250,000	US$	281,250,000	US$	62,500,000
Credit Suisse Securities (USA) LLC	US$	156,250,000	US$	281,250,000	US$	62,500,000
Deutsche Bank AG, Singapore Branch	US$	156,250,000	US$	281,250,000	US$	62,500,000
Goldman Sachs (Asia) L.L.C.	US$	156,250,000	US$	281,250,000	US$	62,500,000
J.P. Morgan Securities LLC	US$	156,250,000	US$	281,250,000	US$	62,500,000
Morgan Stanley & Co. International plc	US$	156,250,000	US$	281,250,000	US$	62,500,000
UBS AG, Hong Kong Branch	US$	156,250,000	US$	281,250,000	US$	62,500,000

Total	US$	1,250,000,000	US$	2,250,000,000	US$	500,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes are subject to certain conditions, including, among others, the receipt by the underwriters of documentation related to the issuance and settlement of the Notes, officer’s certificates and legal opinions. The underwriters must purchase all the Notes if they purchase any of the Notes. The underwriters reserve the right to withdraw, cancel or modify offers to investors and to reject orders in whole or in part. The underwriting agreement may be terminated by the underwriters in certain circumstances prior to the delivery of and payment for the Notes.

We and the Issuer have agreed to indemnify the underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters propose initially to offer part of the Notes of each series directly to the public at the offering prices set forth on the cover page of this prospectus supplement. After the initial offering of the Notes, the offering price may be changed.

Certain of the underwriters are not broker-dealers registered with the SEC. Therefore, to the extent they intend to make any offers or sales of Notes in the United States, they will do so only through one or more registered broker-dealers in compliance with applicable securities laws and regulations and FINRA rules. Deutsche Bank AG, Singapore Branch will offer the Notes in the United States through its registered broker-dealer affiliate Deutsche Bank Securities Inc., Goldman Sachs (Asia) L.L.C. will offer the Notes in the United States through its registered broker-dealer affiliate Goldman, Sachs & Co, Morgan Stanley & Co. International plc will offer the Notes in the United States through its registered broker-dealer affiliate Morgan Stanley & Co. LLC and UBS AG, Hong Kong Branch will offer the Notes in the United States through its registered broker-dealer affiliate UBS Securities LLC.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

	Paid By Us
Per 2017 Note		0.230%
Per 2024 Note		0.230%
Per 2044 Note		0.230%

Total	US$	9,200,000

Expenses associated with this offering to be paid by us, other than underwriting commissions and discounts, are estimated to be US$4,800,000.

New Issue of Notes

The Notes are a new issue of securities with no established trading market. Application has been made to the HKSE for listing of, and permission to deal in, the Notes by way of debt issue to professional investors only. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the Notes will be made to investors on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the Notes (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We and the Issuer have each agreed that we will not, for a period of 90 days after the date of closing (which is expected to be the fifth business day following the date of this prospectus supplement), without first obtaining the prior written consent of the underwriters, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by us or the Issuer having a tenor of more than one year, except for the Notes sold to the underwriters pursuant to the underwriting agreement and any loans, including bilateral or syndicated loans or club deals. The underwriters in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Short Positions and Stabilizing Transactions

In connection with the offering, each underwriter (or its affiliates) may purchase and sell the Notes in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing purchases. Short sales involve the sale by an underwriter of a greater principal amount of the Notes than they are required to purchase in the offering. An underwriter must close out any short position by purchasing the Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions involve bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales and stabilizing purchases may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

None of us, the Issuer, or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, none of us, the Issuer, or any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice at any time. No assurance can be given as to the liquidity of, or the trading market for, the Notes.

The address of BOCI Asia Limited is 26th Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong. The address of Citigroup Global Markets Inc. is 388 Greenwich Street, New York, New York 10013, United States of America. The address of Credit Suisse Securities (USA) LLC is Eleven Madison Avenue, New York, New York 10010-3629, United States of America. The address of Deutsche Bank AG, Singapore Branch is One Raffles Quay, #17-00 South Tower, Singapore 048583. The address of Goldman Sachs (Asia) L.L.C. is 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong. The address of J.P. Morgan Securities LLC is 383 Madison Avenue, New York, NY 10179, United States of America. The address of Morgan Stanley & Co. International plc is 25 Cabot Square, Canary Wharf, London E14 4QA, United Kingdom. The address of UBS AG, Hong Kong Branch is 52/F Two International Finance Centre, 8 Finance Street, Central, Hong Kong.

Sales Outside the United States

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer of the Notes which are the subject of the offering contemplated by this prospectus supplement may not be made to the public in that Relevant Member State other than:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior written consent of the Initial Purchasers for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive.

provided that no such offer of the Notes shall require us, the Issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State; and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in Italy

The offering of the Notes has not been registered with the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and, accordingly, no Notes may be offered, sold or distributed, nor may copies of this prospectus supplement, the accompanying prospectus, or any other document relating to the Notes be distributed in the Republic of Italy (“Italy”), except:

(i)	to qualified investors (investitori qualificati), pursuant to Article 100 of Legislative Decree no. 58 of 24 February 1998 (the “Consolidated Financial Services Act”) and Article 34-ter, paragraph 1, letter (b) of CONSOB regulation No. 11971 of 14 May 1999 (the “CONSOB Regulation”), all as amended; or

(ii)	in any other circumstances where an express exemption from compliance with the restrictions on offers to the public applies, as provided under Article 100 of the Consolidated Financial Services Act and Article 34-ter of the CONSOB Regulation.

Moreover, and subject to the foregoing, any offer, sale or delivery of the Notes or distribution of copies of this prospectus supplement, the accompanying prospectus, or any other document relating to the Notes in Italy under (i) or (ii) above must be:

(i)	made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Consolidated Financial Services Act, Legislative Decree No. 385 of 1 September 1993 (the “Banking Act”), CONSOB Regulation No. 16190 of 29 October 2007, all as amended;

(ii)	in compliance with Article 129 of the Banking Act and the implementing guidelines, pursuant to which the Bank of Italy may request information on the offering or issue of securities in Italy; and

(iii)	in compliance with any securities, tax, exchange control and any other applicable laws and regulations, including any limitation or requirement which may be imposed from time to time, inter alia, by CONSOB or the Bank of Italy.

Any investor purchasing the Notes in the offering is solely responsible for ensuring that any offer or resale of the Notes it purchased in the offering occurs in compliance with applicable Italian laws and regulations.

Notice to Prospective Investors in the United Kingdom

No invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by the underwriters in connection with the issue or sale of any Notes may be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us or the Issuer. All applicable provisions of the FSMA must be complied with respect to anything done or to be done by underwriters in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. The Notes are only available in Hong Kong or to persons resident in Hong Kong who are (a) “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) acquiring the Notes in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. Each purchaser of the Notes in the United States who is a resident of Hong Kong, by accepting delivery of this prospectus supplement and the accompanying prospectus, will be deemed to have represented, agreed and acknowledged that (a) it is a “professional investor” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) it is acquiring the Notes in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

Notice to Prospective Investors in Japan

The Notes offered in this prospectus supplement have not been registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). The Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Act and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in the PRC

This prospectus supplement and the accompanying prospectus do not constitute a public offer of the Notes, whether by way of sale or subscription, in the PRC. Other than to qualified domestic institutional investors in the PRC, the Notes are not being offered and may not be offered or sold, directly or indirectly, in the PRC to or for the benefit of, legal or natural persons of the PRC.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law; or

•	as specified in Section 276(7) of the SFA.

Other Relationships

The underwriters and their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including financial advisory and investment banking services, for us, the Issuer and our respective affiliates in the ordinary course of business, for which they received or will receive customary fees and expenses. We, the Issuer and our respective affiliates may enter into hedging or other derivative transactions as part of our risk management strategies with one or more of the underwriters, which may include transactions relating to our obligations under the Notes. Our and the Issuer’s obligations under these transactions may be secured by cash or other collateral.

The underwriters or certain of their affiliates may purchase the Notes and be allocated the Notes for asset management and/or proprietary purposes but not with a view to distribution.

The underwriters or their respective affiliates may purchase the Notes for their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to the Notes and/or other securities of us, the Issuer or our respective subsidiaries or associates at the same time as the offer and sale of the Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of the Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of the Notes). Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain of the underwriters or their affiliates have a lending relationship with us. In connection with our Refinancing Loan Facility, Bank of China, New York Branch, Bank of China (Canada) and Citibank, N.A., Canadian Branch and several other financial institutions acted as original lenders. The proceeds from this offering will be applied to pay all or part of our borrowings under this agreement, and as a result, the affiliates of BOCI Asia Limited and Citigroup Global Markets Inc. named above may receive a portion of the net proceeds from the sales of the Notes.

LEGAL MATTERS

Certain legal matters with respect to the Notes and the Guarantees will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York, as to matters of United States federal securities and New York State law, by Davis Polk & Wardwell, Hong Kong, as to matters of Hong Kong law, and by Blake, Cassels & Graydon LLP and Stewart McKelvey, as to matters of Canadian law and Nova Scotia law, respectively. Certain legal matters with respect to the Notes and the Guarantees will be passed upon for the underwriters by Linklaters, Hong Kong, as to matters of United States federal securities and New York State law, and by Jun He Law Offices Beijing, China, as to matters of PRC law.

EXPERTS

The consolidated statement of financial position of CNOOC Limited as of December 31, 2012 and the related consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for the years ended December 31, 2011 and 2012 included in our annual report on Form 20-F for the year ended December 31, 2013 have been audited by Ernst & Young, our predecessor independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CNOOC Limited as of and for the year ended December 31, 2013 incorporated in this prospectus by reference from CNOOC Limited’s Annual Report on Form 20-F for the year ended December 31, 2013, and the effectiveness of CNOOC Limited’s internal control over financial reporting as of December 31, 2013 have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm as experts in accounting and auditing.

The consolidated financial statements of Nexen Inc. and its subsidiaries appearing in our report on Form 6-K dated April 22, 2014 have been audited by Deloitte LLP, independent registered chartered accountants, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of Deloitte LLP given upon their authority as experts in accounting and auditing.

Certain reserve information relating to our oil and gas reserves included in our annual report on Form 20-F for the year ended December 31, 2013 was based in part upon reserve reports prepared by independent consultants Ryder Scott Company, L.P., Gaffney, Cline & Associates (Consultants) Pte Ltd., RPS, McDaniel & Associates Consultants Ltd. and DeGolyer and MacNaughton. We have incorporated this information in this prospectus supplement by reference to such annual report and included certain of this information in this prospectus supplement in reliance on the authority of such firms as experts in estimating proved oil and gas reserves.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus supplement. In addition, we are subject to the periodic reporting and other informational requirements of the U.S. Securities Exchange Act of 1934 and, in accordance with this act, we file reports, including annual reports on Form 20-F, and other information with the SEC. You may read and copy any of this information in the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or furnish to them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	Our annual report on Form 20-F for the year ended December 31, 2013 filed with the SEC on April 17, 2014;

•	Our two reports on Form 6-K previously furnished to the SEC on April 22, 2014, and

•

All our future annual reports on Form 20-F to be filed with the SEC, and certain reports on Form 6-K to be furnished to the SEC that we specifically identify in such form as being incorporated by reference in this prospectus supplement, on or after the date of this prospectus supplement and prior to the completion of the offering of securities under this prospectus supplement and the accompanying prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement or the accompanying prospectus other than exhibits which are not specifically incorporated by reference in those documents. You can request those documents from:

CNOOC Limited

65th Floor, Bank of China Tower

One Garden Road, Central

Hong Kong

Tel +852 2213-2500

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

PROSPECTUS

CNOOC Limited

Guarantees of Debt Securities

CNOOC Finance (2013) Limited

Debt Securities

CNOOC Nexen Finance (2014) ULC

Debt Securities

We may from time to time offer in one or more series debt securities of CNOOC Finance (2013) Limited or CNOOC Nexen Finance (2014) ULC, which would be fully and unconditionally guaranteed by CNOOC Limited.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The applicable prospectus supplement may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

You should read this prospectus, the applicable prospectus supplement and any documents incorporated by reference carefully before you invest in any of our securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Investing in our securities involves risk. You should carefully consider the risks described under the heading “Risk Factors” beginning on page 3, in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 22, 2014

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. We may sell the securities described in this prospectus from time to time in one or more offerings. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us.” We have not authorized anyone to provide you with different or additional information.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

In this prospectus, unless otherwise indicated, references to “we,” “us,” “our” and the “Company” refer to CNOOC Limited, or CNOOC Limited and its subsidiaries, including CNOOC Finance (2013) Limited (the “2013 Issuer”) or CNOOC Nexen Finance (2014) ULC (the “2014 Issuer”, and together with the 2013 Issuer, the “Issuers”, or each an “Issuer”), as the context requires. References to “CNOOC” are to China National Offshore Oil Corporation and its subsidiaries (other than CNOOC Limited and its subsidiaries). References to “China” and the “PRC” refer to the People’s Republic of China and, solely for the purpose of this prospectus, exclude the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

CNOOC LIMITED

We are an upstream company specializing in the exploration, development and production of oil and natural gas. We are the dominant oil and natural gas producer in offshore China and, in terms of reserves and production, we are also one of the largest independent oil and natural gas exploration and production companies in the world.

We were incorporated with limited liability on August 20, 1999 in Hong Kong under the Hong Kong Companies Ordinance. The PRC government established CNOOC, our controlling shareholder, as a state-owned offshore petroleum company in 1982 under the Regulation of the PRC on the Exploitation of Offshore Petroleum Resources in Cooperation with Foreign Enterprises. CNOOC assumed certain responsibility for the administration and development of PRC offshore petroleum operations with foreign oil and gas companies. Prior to CNOOC’s reorganization in 1999, CNOOC and its various affiliates performed both commercial and administrative functions relating to oil and natural gas exploration and development in offshore China. In 1999, CNOOC transferred all of its then current operational and commercial interests in its offshore petroleum business, including the related assets and liabilities, to us. As a result, we and our subsidiaries are the only vehicles through which CNOOC engages in oil and gas exploration, development, production and sales activities both in and outside the PRC.

Our registered office is located at 65th Floor, Bank of China Tower, One Garden Road, Central, Hong Kong, and our telephone number is +852 2213-2500. We maintain a website at www.cnoocltd.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

THE 2013 ISSUER

CNOOC Finance (2013) Limited is our wholly-owned subsidiary and was incorporated as a BVI business company with limited liability on April 23, 2013 in the British Virgin Islands under the BVI Business Companies Act (as amended) of the British Virgin Islands. It has no material assets and will conduct no business except in connection with the issuance of debt securities and the advance of proceeds from such issuance to us or a company controlled by us. So long as the applicable series of debt securities are outstanding, CNOOC Finance (2013) Limited will limit its permitted activities as described under “Description of Debt Securities and Guarantees—Certain Covenants—Limitation on Issuer’s Activities.” Its registered office is located at the offices of its registered agent, Intertrust Corporate Services (BVI) Limited, at 171 Main Street, Road Town, Tortola VG1 110, British Virgin Islands. The telephone number of its registered agent is +1 284 394-9100.

CNOOC Finance (2013) Limited has elected to be treated as a disregarded entity for U.S. federal income tax purposes.

THE 2014 ISSUER

CNOOC Nexen Finance (2014) ULC is our wholly-owned subsidiary and was incorporated as an unlimited company on March 12, 2014 in Nova Scotia, Canada under the Companies Act (Nova Scotia). It has no material assets and will conduct no business except in connection with the issuance of debt securities and the advance of proceeds from such issuance to us or a company controlled by us. So long as the applicable series of debt securities are outstanding, CNOOC Nexen Finance (2014) ULC will limit its permitted activities as described under “Description of Debt Securities and Guarantees—Certain Covenants—Limitation on Issuer’s Activities.” Its registered office is located at the offices of its recognized agent, Charles S. Reagh, at 1959 Upper Water Street, Suite 900, Halifax NS B3J 3N2, Canada. Its telephone number is +852 2213-2500.

CNOOC Nexen Finance (2014) ULC will be treated as a disregarded entity for U.S. federal income tax purposes.

RISK FACTORS

You should consider the specific risks described in our annual report on Form 20-F for the year ended December 31, 2013 under “Item 3. Key Information—Risk Factors,” the risks described under “Risk Factors” in the applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including our reports on Form 6-K, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information About Us.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference include “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including statements regarding expected future events, business prospects or financial results. The words “expect,” “anticipate,” “continue,” “estimate,” “objective,” “ongoing,” “may,” “will,” “project,” “should,” “believe,” “plans,” “intends” and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements address, among others, such issues as:

•	the amount and nature of future exploration, development and other capital expenditures;

•	wells to be drilled or reworked;

•	development projects;

•	exploration prospects;

•	estimates of proved oil and gas reserves;

•	development and drilling potential;

•	expansion and other development trends of the oil and gas industry;

•	business strategy;

•	production of oil and gas;

•	development of undeveloped reserves;

•	expansion and growth of our business and operations;

•	oil and gas prices and demand;

•	future earnings and cash flow; and

•	our estimated financial information.

These statements are based on assumptions and analysis made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance and financial condition to differ materially from our expectations, including those associated with fluctuations in crude oil and natural gas prices, our exploration or development activities, our capital expenditure requirements, our business strategy, whether the transactions entered into by us can complete on schedule pursuant to their terms and timetable or at all, the highly competitive nature of the oil and natural gas industry, our foreign operations, environmental liabilities and compliance requirements, and economic and political conditions in the PRC and overseas. For a description of these and other risks and uncertainties, see “Risk Factors” and other cautionary statements appearing in this prospectus and the documents incorporated by reference.

Consequently, all of the forward-looking statements made in this prospectus and the documents incorporated by reference are qualified by these cautionary statements. We cannot assure that the results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected effect on us, our business or our operations.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. In addition, we are subject to the registration requirements of the Securities Exchange Act of 1934 and, in accordance with this act, we file reports and other information with the SEC. You may read and copy any of this information in the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or furnish to them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	Our annual report on Form 20-F for the year ended December 31, 2013 filed with the SEC on April 17, 2014;

•	Our two reports on Form 6-K previously furnished to the SEC on April 22, 2014; and

•

All our future annual reports on Form 20-F to be filed with the SEC, and certain reports on Form 6-K to be furnished to the SEC that we specifically identify in such form as being incorporated by reference in this prospectus, on or after the date of this prospectus and prior to the completion of the offering of securities under the applicable prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus other than exhibits which are not specifically incorporated by reference into those documents. You can request those documents from:

CNOOC Limited

65th Floor, Bank of China Tower

One Garden Road, Central

Hong Kong

Tel +852 2213-2500

You should rely only on the information that we incorporate by reference or provide in this prospectus or the applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited consolidated ratio of earnings to fixed charges for each of the periods indicated using financial information extracted, where applicable, from our audited consolidated financial statements. Our audited consolidated financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS IASB”).

	Year Ended December 31,
	2009	2010	2011	2012	2013
Ratio of earnings to fixed charges	81.09	106.97	58.51	49.76	22.87

Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges, other than capitalized interest. Fixed charges include interest expense, including capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

We may from time to time offer in one or more series debt securities of the 2013 Issuer or the 2014 Issuer (as the case may be) which would be fully and unconditionally guaranteed by the Company. Unless otherwise specified, the “Issuer” in this section refers to the 2013 Issuer or the 2014 Issuer that is issuing the debt securities at any particular time. The following is a description of certain general terms and provisions of the debt securities, the guarantees and an indenture (the “indenture”) entered into or to be entered into among the Issuer, the Company and The Bank of New York Mellon as trustee (the “trustee”), initial paying agent and initial registrar, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

This description is not complete and is subject to and qualified in its entirety by reference to all of the provisions of the indenture, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The particular terms of the debt securities to be offered by any prospectus supplement and the extent these general provisions may apply to such debt securities will be described in the applicable prospectus supplement. The terms of such debt securities will include those set forth in the indenture and any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the description below, the applicable prospectus supplement and the provisions of the indenture and any related documents before investing in the debt securities.

General

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the record dates for the determination of holders to whom interest is payable or the method for determining such dates;

•	the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;

•	redemption or early repayment provisions;

•	authorized denominations if other than denominations of US$2,000 and multiples of US$1,000 in excess thereof;

•	the form of the debt securities;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	any provisions for the defeasance of the particular debt securities being issued in whole or in part;

•	any addition or change in the provisions related to satisfaction and discharge;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which, and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

•	the Issuer’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	place or places where the Issuer may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;

•	place or places where notices and demands relating to the debt securities and the indenture may be made;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any index or formula used to determine the amount of payments of principal of, premium (if any) or interest on the debt securities and the method of determining these amounts;

•	any provisions relating to compensation and reimbursement of the trustee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•	additional terms not inconsistent with the provisions of the indenture, except as permitted by the terms of the indenture.

We may sell the debt securities, including original issue discount securities, at par or at greater than de minimis discount below their stated principal amount. Unless otherwise stated in a prospectus supplement, additional debt securities of a particular series may be issued without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. Such additional debt securities will have the same terms and conditions as the applicable series of debt securities in all respects (or in all respects except for the issue date, the issue price or the first payment of interest), and will vote together as one class on all matters with respect to such series of debt securities. No additional debt securities will be issued with the same CUSIP, ISIN or other identifying number as the debt securities of a series issued hereunder unless the additional debt securities are fungible with such outstanding debt securities for U.S. federal income tax purposes.

Form, Exchange and Transfer

The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in fully registered form without interest coupons and in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

You may exchange or transfer your registered debt securities at the office of the trustee. The trustee acts as the agent of the Issuer for registering debt securities in the names of holders and transferring registered debt securities. The entity performing the role of maintaining the list of registered holders is called the “registrar.” It will also register transfers of the registered debt securities. The Issuer may also arrange for additional registrars, and may change registrars. The Issuer may also choose to act as its own registrar.

You will not be required to pay a service charge for any registration of transfer or exchange of debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The registration of transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the registrar with a written instrument of transfer satisfactory in form to the registrar.

Guarantees

Under the indenture, the Company will irrevocably and unconditionally guarantee the due and punctual payment of the principal of and interest on, and all other amounts payable under (including any Additional Amounts payable in respect of), the debt securities when and as the same shall become due and payable, whether on the stated maturity, upon acceleration, by call for redemption or otherwise. The Company has (i) agreed that its obligations under the guarantees will be as if it were principal obligor and not merely surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the debt securities or the indenture (other than in respect of the guarantees) and (ii) waived its right to require the trustee to pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising the trustee’s rights under the guarantees. The guarantees will not be discharged with respect to any debt security except by payment in full of the principal thereof, interest thereon and all other amounts payable thereunder (including any Additional Amounts payable in respect thereof). Moreover, if at any time any amount paid under a debt security is rescinded or must otherwise be restored, the rights of the holder of the debt security under the guarantee will be reinstated with respect to such payment as though such payment had not been made. All payments under the guarantees will be made in U.S. dollars.

Additional Amounts

All payments of principal and interest in respect of the debt securities of each series and/or the guarantees will be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed, levied, collected, withheld or assessed by or on behalf of the British Virgin Islands, Canada, Hong Kong, the PRC or any other jurisdiction in which the Company or the Issuer (or any successor to the Company or the Issuer) is tax resident, in each case including any political subdivision, territory or possession thereof, any authority therein having power to tax or any area subject to its jurisdiction or any jurisdiction from or through which any payment is made by or on behalf of the Issuer or the Company (each, a “Relevant Taxing Jurisdiction”) unless such Taxes are required by law to be withheld or deducted. If any deduction or withholding for any present or future Taxes of the applicable Relevant Taxing Jurisdiction shall at any time be so required, the Company or the Issuer, as the case may be, shall pay such additional amounts (“Additional Amounts”) as will result (after deduction of such

Taxes and any additional Taxes payable in respect of such Additional Amounts) in receipt by each holder of any debt security of such amounts as would have been received by such holder with respect to such debt security or guarantee, as applicable, had no such withholding or deduction been required; provided, however, that no Additional Amounts shall be payable in respect of any debt security:

(i)	to a holder (or to a third party on behalf of a holder) who is liable to such Taxes in respect of such debt security by reason of his having some connection with the Relevant Taxing Jurisdiction other than the mere holding of the debt security; or

(ii)	which is surrendered (where required to be surrendered) more than 30 days after the Relevant Date, except to the extent that the holder of it would have been entitled to such Additional Amounts on surrender of such debt security for payment on the last day of such period of 30 days. “Relevant Date” means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received by the trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the holders of the debt securities of such series; or

(iii)	to a holder (or to a third party on behalf of a holder) who would have been able to avoid such withholding or deduction by duly presenting the debt security (where presentation is required) to another paying agent; or

(iv)	to a holder (or to a third party on behalf of a holder) of debt securities issued by the 2014 Issuer in circumstances where the holder or beneficial owner (if other than the holder) is not a resident of Canada for purposes of the Income Tax Act (Canada) (together with any successor statute, the “CITA”) and is not acting at arm’s length (as defined in the CITA) with the 2014 Issuer at the time of the relevant payment; or

(v)	with respect to any Taxes that would not have been imposed but for the failure of the holder or beneficial owner to comply with a timely request of the Issuer or the Company addressed to the holder to provide certification or information concerning the nationality, residence or identity of the holder or beneficial owner of the debt security, if compliance is required as a precondition to relief or exemption from the Tax; or

(vi)	with respect to any withholding or deduction that is imposed or levied on a payment pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(vii)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other similar governmental charge; or

(viii)	any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any debt security or guarantee; or

(ix)	any combination of taxes, duties, assessments or other governmental charges referred to in the preceding items (i) through (viii) above.

Additional Amounts will not be paid with respect to any payment of the principal, premium (if any) of or any interest on any debt security or under the respective guarantee to any holder of a debt security who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would be required by the laws of the Relevant Taxing Jurisdiction to be included in the income of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the holder.

Without prejudice to the foregoing, holders or beneficial owners (if other than the holders) of debt securities of the 2014 Issuer shall, based on receipt of interest or other payments on the relevant debt securities of the 2014

Issuer, be deemed to acknowledge and agree that the 2014 Issuer retains all rights under the indenture and applicable law to recover from the relevant holders or beneficial owners all Additional Amounts (or withholding tax payments or other obligations), including associated applied interest and penalties to tax authorities, previously paid or then due under the CITA to the extent the relevant Additional Amounts should not have been made (or other payments should have been withheld or are then due in connection therewith) pursuant to the terms of clause (iv) of the proviso set forth in the second preceding paragraph as applied from time to time to the particular holders and beneficial owners described therein.

Whenever there is mentioned, in any context, the payment of principal or interest in respect of any debt security or guarantee, such mention shall be deemed to include the payment of Additional Amounts provided for in the indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the indenture.

Optional Tax Redemption

Each series of debt securities may be redeemed, at the option of the Issuer, in whole but not in part, upon notice as described below, at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to, but not including, the date fixed for redemption and Additional Amounts, if any, if, as a result of any change in or amendment to the laws of a Relevant Taxing Jurisdiction or any regulations or rulings promulgated thereunder, or any change in the official interpretation or official application of such laws, regulations or rulings, which change or amendment (i) in the case of the Company or the Issuer becomes effective on or after the date of the applicable prospectus supplement and (ii) in the case of any successor to the Company or the Issuer that is organized or tax resident in a jurisdiction that is not a Relevant Taxing Jurisdiction as of the original issue date of the applicable series of debt securities becomes effective on or after the date such successor assumes the Company’s or the Issuer’s obligations, as applicable, under the debt securities and the indenture,

(1)	the Issuer is or would be required on the next succeeding due date for a payment with respect to the debt securities to pay Additional Amounts with respect to the debt securities as described above under “—Additional Amounts”; or

(2)	the Company is or would be unable, for reasons outside its control, on the next succeeding due date for a payment with respect to the debt securities to procure payment by the Issuer, and with respect to a payment due or to become due under the relevant guarantee or the indenture, as the case may be, the Company is or would be required on the next succeeding due date for a payment with respect to the debt securities to pay Additional Amounts as described above under “—Additional Amounts”; or

(3)	any payment to the Issuer by the Company or any of its wholly-owned subsidiaries to enable the Issuer to make payment of interest or Additional Amounts, if any, on the debt securities is or would be on the next succeeding due date for a payment with respect to the debt securities subject to withholding or deduction for taxes imposed by a Relevant Taxing Jurisdiction or any authority therein or thereof having power to tax, and such obligation cannot be avoided by the use of reasonable measures available to the Company or the Issuer, as the case may be.

Notwithstanding anything to the contrary herein, the Company, the Issuer or any successor person may not redeem the debt securities in the case that Additional Amounts are payable in respect of PRC withholding tax at a rate of 10% or less solely as a result of the Company, the Issuer or a successor person being considered a PRC tax resident under the PRC Enterprise Income Tax Law.

Notice of redemption of the debt securities as provided above shall be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption. Notice having been given, the debt securities of such series shall become due and payable on the date fixed for redemption and will be paid at the redemption price, together with accrued interest to, but not including, the date fixed for redemption and any Additional Amounts, at the place or places of payment and in the manner specified in the notice. From and after the date fixed for redemption, if moneys for the redemption of such debt securities shall have been made available as provided in the indenture for redemption on the date fixed for redemption, the debt securities shall cease to bear interest, and the only right of the holders of the debt securities shall be to receive payment of the redemption price and interest accrued to, but not including, the date fixed for redemption.

Modification and Waiver

The indenture contains provisions permitting the Company, the Issuer and the trustee, without the consent of the holders of the applicable series of debt securities, to execute supplemental indentures for certain enumerated purposes, including any amendment solely to conform the indenture to the applicable prospectus supplement (as amended and supplemented) and, with the consent of the holders of not less than a majority in aggregate principal amount of the applicable series of debt securities then outstanding under the indenture, to change or modify in any manner the rights of the holders of the debt securities of the applicable series, provided that no such modification or amendment may, without the consent of the holder of each such debt security affected thereby, among other things:

(i)	change the stated maturity of the debt securities;

(ii)	reduce the principal amount of or payments of interest on any such debt security;

(iii)	change any obligation of the Company or the Issuer to pay Additional Amounts;

(iv)	change the currency or place of payment of the principal of or interest on such debt security;

(v)	impair the right to institute suit for the enforcement of any payment due on or with respect to any such debt security;

(vi)	reduce the above stated percentage of outstanding debt securities necessary to modify or amend the indenture;

(vii)	reduce the percentage of the aggregate principal amount of outstanding debt securities necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

(viii)	change, in any manner adverse to the interest of holders of the debt securities, the terms and provisions of the guarantees in respect of the due and punctual payment of principal of and interest on the debt securities;

(ix)	reduce the premium payable upon the redemption or repurchase of any debt security of such series or change the time at which any debt security of such series may be redeemed or required to be repurchased as described in the applicable prospectus supplement; or

(x)	modify such provisions with respect to modification and waiver.

The holders of not less than a majority in aggregate principal amount of the debt securities then outstanding of a series may, on behalf of holders of all the debt securities of that series, waive compliance by the Company or the Issuer with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may on behalf of all holders of debt securities waive any existing or past default under the indenture for the debt securities, except a continuing default in the payment of principal of, or interest on, any debt security then outstanding or in respect of a covenant or provision which under such indenture cannot be modified or amended without the consent of the holder of each debt security then outstanding affected thereby. Any such waivers will be conclusive and binding on all holders of the debt securities of a series, whether or not they have given consent to such waivers, and on all future holders of such debt securities, whether or not notation of such waivers is made upon such debt securities. Any instrument given by or on behalf of any holder of a debt security in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such debt security.

Certain Covenants

Limitation on Liens

The indenture provides that the Company will not, and will not permit the Issuer or any Principal Subsidiary to, create, incur, assume or permit to exist any Lien upon any of its property or assets, now owned or hereafter acquired, to secure any Indebtedness of the Company, the Issuer or such Principal Subsidiary (or any guarantees or indemnity in respect thereof) without, in any such case, making effective provision whereby the debt securities and the guarantees will be secured either at least equally and ratably with such Indebtedness or by such other Lien as shall have been approved by the holders of the debt securities as provided in the indenture, for so long as such Indebtedness will be so secured, unless, after giving effect thereto, the aggregate outstanding principal amount of all such secured Indebtedness (including the Attributable Value of the Sale and Leaseback Transactions set forth below) entered into after the original issue date of the relevant series of debt securities does not exceed 50% of the Company’s Adjusted Consolidated Net Worth.

The foregoing restriction will not apply to:

(i)	any Lien which is in existence prior to the original issue date of the debt securities and any replacement thereof created in connection with the refinancing (together with interest, fees and other charges attributable thereto) of the Indebtedness originally secured (but the principal amount secured by any such Lien may not be increased);

(ii)	any Lien arising or already arisen automatically by operation of law which is promptly discharged or disputed in good faith by appropriate proceedings; provided that any reserve or other appropriate provision required by IFRS IASB shall have been made therefor;

(iii)	any Lien over goods (or any documents relating thereto) arising either in favor of a bank issuing a form of documentary credit in connection with the purchase of such goods or by way of retention of title by the supplier of such goods where such goods are supplied on credit, subject to such retention of title, and in both cases where such goods are acquired in the ordinary course of business;

(iv)	any right of set-off or combination of accounts arising in favor of any bank or financial institution as a result of the day-to-day operation of banking arrangements;

(v)	any Lien either over any asset acquired after the original issue date of the debt securities which is in existence at the time of such acquisition or in respect of the obligations of any Person which becomes a Subsidiary of the Company after the original issue date of the debt securities which is in existence at the date on which it becomes a Subsidiary of the Company and in both cases any replacement thereof created in connection with the refinancing (together with interest, fees and other charges attributable thereto) of the Indebtedness originally secured (but the principal amount secured by any such Lien may not be increased); provided that any such Lien was not incurred in anticipation of such acquisition or of such company becoming a Subsidiary of the Company;

(vi)

any Lien created on any property or asset acquired, leased or developed (including improved, constructed, altered or repaired) after the original issue date of the debt securities; provided, however, that (a) any such Lien shall be confined to the property or asset acquired, leased or developed (including improved, constructed, altered or repaired); (b) the principal amount of the debt encumbered by such Lien shall not exceed the cost of the acquisition or development of such property or asset or any improvement thereto (including any construction, repair or alteration) or thereon and (c) any such Lien shall be created concurrently with or within one year following the acquisition, lease or development (including construction, improvement, repair or alteration) of such property or asset;

(vii)	any Lien pursuant to any order of attachment, execution, enforcement, distraint or similar legal process arising in connection with court proceedings; provided that such process is effectively stayed, discharged or otherwise set aside within 30 days;

(viii)	any Lien created or outstanding in favor of the Company or any of the Company’s Subsidiaries;

(ix)	any easement, right-of-way, zoning and similar restriction and other similar charge or encumbrance not interfering with the ordinary course of business of the Company and the Principal Subsidiaries of the Company;

(x)	any lease, sublease, license and sublicense granted to any third party and any Lien pursuant to farm-in and farm-out agreements, operating agreements, development agreements and any other agreements, which are customary in the oil and gas industry and in the ordinary course of the Company’s business and any Principal Subsidiary;

(xi)	any Lien on any property or asset to secure all or part of the cost of exploration, drilling, development, production, gathering, processing, marketing of such property or asset or to secure Indebtedness incurred to provide funds for any such purpose;

(xii)	any Lien over any property or asset to secure Indebtedness incurred in connection with the construction, installation or financing of pollution control, abatement or remediation facilities;

(xiii)	any Lien arising in connection with industrial revenue, development or similar bonds or other indebtedness or means of project financing (not to exceed the value of the project financed and limited to the project financed);

(xiv)	any Lien in favor of any government or any subdivision thereof, securing the obligations of the Company or any of its Principal Subsidiaries under any contract or payment owed to such governmental entity pursuant to applicable laws, rules, regulations or statutes;

(xv)	any Lien over any property or asset securing Indebtedness of the Company or any of its Principal Subsidiaries guaranteed by any international finance agency, including the World Bank and the International Finance Corporation, or any subdivision, department or division thereof;

(xvi)	any right arising in connection with the sale or other transfer of crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of such crude oil, natural gas or other petroleum hydrocarbons or a specified amount of money, or the sale or other transfer of any other interest in property of the character commonly referred to as a production payment or overriding royalty;

(xvii)	any Lien created in connection with any sale/leaseback transaction, subject to the limitation set forth below under “—Certain Covenants—Limitation on Sale and Leaseback Transactions”;

(xviii)	any renewal or extension of any of the Liens described in the foregoing clauses which is limited to the original property or asset covered thereby; or

(xix)	any Lien in respect of Indebtedness of the Company or any of its Subsidiaries with respect to which the Company or such Subsidiary has paid money or deposited money or securities with a fiscal agent, trustee or depository to pay or discharge in full the obligations of the Company or such Subsidiary in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full).

Limitation on Sale and Leaseback Transactions

The indenture provides that the Company shall not, and shall not cause or permit any Principal Subsidiary to, enter into any Sale and Leaseback Transaction with any Person (not including any Principal Subsidiary) for a period, including renewals, in excess of three years of any Principal Property which has been owned by the Company or a Principal Subsidiary for more than six months unless either:

(i)	the Company or such Principal Subsidiary would be permitted under the “—Certain Covenants—Limitation on Liens” covenant to create, incur or permit to exist a Lien on the Principal Property to secure Indebtedness (without equally and ratably securing the debt securities with such Indebtedness) at least equal in amount to the Attributable Value of the Sale and Leaseback Transactions; or

(ii)	the Company or such Principal Subsidiary, within 120 days after such sale or transfer, (x) applies, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof or, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the Principal Property so leased (as determined in good faith by any two members of the Board of Directors of the Company or the Board of Directors of such Principal Subsidiary) to (A) the retirement of Indebtedness of the Company or such Principal Subsidiary ranking prior to or on parity with the debt securities, incurred or assumed by the Company or such Principal Subsidiary, which by its terms matures at, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of incurring or assuming such Indebtedness; provided, however, that in connection with such application, the Company or such Principal Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount of such Indebtedness so voluntarily retired by the Company or such Principal Subsidiary; or (B) the purchase of other property which will constitute a Principal Property having a fair market value (as determined in good faith by any two members of the Board of Directors of the Company or the Board of Directors of such Principal Subsidiary) at least equal to the fair market value of the Principal Property leased in such Sale and Leaseback Transaction; or (y) deposits, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof into an escrow account which is used solely for the purpose of providing for the obligations of the Company or such Principal Subsidiary under the Sale and Leaseback Transaction.

“Attributable Value” means, at the time of determination, the lesser of (i) the fair market value of the Principal Property subject to the Sale and Leaseback Transaction (as determined in good faith by any two members of the Board of Directors of the Company) and (ii) the present value (discounted at a rate equal to the rate of interest on the debt securities, compounded semi-annually) of the total amount of rent required to be paid under such lease during the remaining term thereof, including any period for which such lease has been extended. Such rental payments shall not include amounts payable by or on behalf of the lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

“Principal Property” means any real property owned at the original issue date of the debt securities or thereafter acquired by the Company or a Principal Subsidiary, the gross book value (including related land and improvements thereon and all machinery and equipment included therein) of which, on the date as of which the determination is being made, exceeds 15% of the Consolidated Total Assets of the Company.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or any Principal Subsidiary sells or transfers any Principal Property to any Person with the intention of taking back a lease of such Principal Property pursuant to which the rental payments are calculated to amortize the purchase price of such Principal Property substantially over the useful life thereof and such Principal Property is in fact so leased. For purposes of this definition, a Sale and Leaseback Transaction shall not include any transaction relating to farm-in and farm-out agreements, operating agreements, development agreements, and any other similar arrangements which are customary in the oil and gas industry or in the ordinary course of business of the Company and any Principal Subsidiary.

Consolidation, Merger and Sale of Assets

The indenture provides that neither the Company nor the Issuer may consolidate with or merge into any other Person in a transaction in which the Company or the Issuer, as the case may be, is not the surviving entity, or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

(i)	any Person formed by such consolidation or into which the Company or the Issuer, as the case may be, is merged or to whom the Company or the Issuer, as the case may be, has conveyed, transferred or leased its properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the jurisdiction of its organization and such Person expressly assumes by an indenture supplemental to the indenture all the obligations of the Company or the Issuer under the indenture, the debt securities or the guarantees, as the case may be;

(ii)	immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(iii)	any such Person not organized and validly existing under the laws of (or any such Person resident for tax purposes in a jurisdiction other than) Hong Kong, the PRC or any successor jurisdiction (in the case of the Company) or the British Virgin Islands or any successor jurisdiction (in the case of the 2013 Issuer) or Canada or any successor jurisdiction (in the case of the 2014 Issuer) (as the case may be) shall expressly agree in a supplemental indenture that its jurisdiction of organization or tax residence (or any political subdivision, territory or possession thereof, any taxing authority therein or any area subject to its jurisdiction) will be added to the list of Relevant Taxing Jurisdictions; and

(iv)	if, as a result of the transaction, any property or asset of the Company or any of the Subsidiaries of the Company would become subject to a Lien that would not be permitted under “—Certain Covenants—Limitation on Liens” above, the Company, the Issuer or such successor Person takes such steps as shall be necessary to secure the debt securities at least equally and ratably with the Indebtedness secured by such Lien or by such other Lien as shall have been approved by holders of the debt securities pursuant to the indenture for so long as such Indebtedness will be secured.

Limitation on the Issuer’s Activities

For so long as the applicable series of debt securities are outstanding, the Issuer will conduct no business or any other activities other than the offering, sale or issuance of Indebtedness and the lending of the proceeds thereof to the Company or a company controlled by the Company and any other activities in connection therewith. Upon any merger of the Issuer into the Company or of the Company into the Issuer, this covenant will no longer apply.

In addition, the Company will maintain 100% of direct or indirect equity ownership of the Issuer during the period that any debt securities remain outstanding.

For so long as any debt securities are outstanding, neither the Issuer nor the Company will take any action to change the Issuer’s status from, or election to be, a disregarded entity for U.S. federal income tax purposes.

Events of Default

Each of the following shall constitute an “Event of Default” under the indenture for a series of debt securities:

(i)	failure to pay principal of any debt securities of that series within two Business Days after the date such amount is due and payable, upon optional redemption, acceleration or otherwise;

(ii)	failure to pay interest on any debt securities of that series within 30 days after the due date for such payment;

(iii)	failure to perform any other covenant or agreement of the Company or the Issuer in the indenture, and such failure continues for 60 days after there has been given, by registered or certified mail, to the Company or the Issuer, as the case may be, by the trustee or by the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding (with a copy to the trustee) a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;

(iv)	the guarantees shall cease to be in full force or effect or the Company shall deny or disaffirm its obligations under the guarantees;

(v)	(a) failure to pay upon final maturity (after giving effect to the expiration of any applicable grace period therefor) the principal of any Indebtedness of the Company, the Issuer or any Principal Subsidiary, (b) acceleration of the maturity of any Indebtedness of the Company, the Issuer or any Principal Subsidiary following a default by the Company, the Issuer or such Principal Subsidiary, if such Indebtedness is not discharged, or such acceleration is not annulled, within ten days after receipt by the trustee of the written notice from the Company or the Issuer as provided in the indenture, or (c) failure to pay any amount payable by the Company, the Issuer or any Principal Subsidiary under any guarantee or indemnity in respect of any Indebtedness of any other Person if such obligation is not discharged or otherwise satisfied within ten days after receipt of written notice as provided in the indenture; provided, however, that no such event set forth in clause (a), (b) or (c) shall constitute an Event of Default unless the aggregate outstanding Indebtedness to which all such events relate exceeds the greater of (x) US$100,000,000 (or its equivalent in any other currency) and (y) 2% of the Shareholders’ Equity of the Company as determined under IFRS IASB; and

(vi)	certain events in bankruptcy, insolvency or reorganization in respect of the Company, the Issuer or any Principal Subsidiary as provided in the indenture.

If an Event of Default (other than an Event of Default described in clause (vi) above) with respect to the debt securities of that series shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice as provided in the indenture may declare the unpaid principal amount of such debt securities and any accrued and unpaid interest thereon (and any Additional Amounts payable in respect thereof) to be due and payable immediately. If an Event of Default in clause (vi) above with respect to the debt securities of that series shall occur, the unpaid principal amount of all the debt securities of that series and any accrued and unpaid interest thereon (and any Additional Amounts payable in respect thereof) will automatically, and without any action by the trustee or any holder of debt securities of that series, become immediately due and payable. After any such acceleration but before a judgment or decree based on acceleration has been obtained, the holders of at least a majority in aggregate principal amount of the debt securities of that series then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver.” See also “—Notices” below.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities unless such holders shall have offered to the trustee pre-funding, security and/or indemnity satisfactory to the trustee. Subject to certain provisions, including those requiring pre-funding, security and/or indemnification of the trustee, the holders of a majority in principal amount of the debt securities of a series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities. However, the trustee may refuse to follow any direction that conflicts with applicable law or the relevant indenture, that may involve the trustee in personal liability or cause it to expend or risk its own funds or otherwise incur any financial liability in following such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders. No holder of any debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, the debt securities or the guarantees or for the appointment of a receiver or a trustee, or for any other remedy thereunder unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding have made written request, and such holder or holders have offered to the trustee pre-funding, security and/or indemnity satisfactory to the trustee, to institute such proceeding in the trustee’s own name and (iii) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of the right to receive payment of the principal of or interest on such debt security on or after the applicable due date specified in such debt security.

Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any debt securities of any series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the debt securities of that series unless such consideration is offered to be paid or agreed to be paid to all holders of the debt securities of that series that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

The trustee need not do anything to ascertain whether any Event of Default has occurred or is continuing and will not be responsible to holders or any other person for any loss arising from any failure by it to do so, and the trustee may assume that no such event has occurred and that each of the Company and the Issuer is performing all their respective obligations under the indenture and related debt securities and guarantee unless the trustee has received written notice of the occurrence of such event or facts establishing that the Company or the Issuer, as the case may be, is not performing all of its obligations under the indenture and related debt securities and guarantee, as the case may be.

Defeasance

The indenture provides that, upon the conditions set forth therein, the Company and the Issuer may each be discharged from all their respective obligations with respect to debt securities of a series (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money in U.S. dollars or U.S. Government Obligations (as defined in the indenture), or both, which, through the payment of principal and interest thereon in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on the debt securities (and any Additional Amounts in respect thereof) in accordance with the terms of the indenture and the debt securities (“defeasance”). Such defeasance may occur only if, among other things, the Company and the Issuer have delivered to the trustee an opinion of independent legal counsel of recognized standing licensed to practice law in the United States to the effect that holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, which opinion of counsel must be based on a ruling received by the Company or the Issuer from the U.S. Internal Revenue Service, a published ruling of the U.S. Internal Revenue Service or other changes in applicable U.S. federal income tax law after the original issue date of the debt securities.

Prescription

Any moneys deposited with or paid to the trustee or any paying agent of the debt securities, or then held by the Issuer, in trust, for the payment of the principal of, premium (if any) or interest on (or any Additional Amount payable in respect of) any debt security and not applied but remaining unclaimed for two years after the date upon which such principal, premium (if any) or interest or any Additional Amount payable shall have become due and payable, shall, upon the written request of the Issuer or the Company be repaid to the Issuer or the Company, as the case may be, by the trustee or such paying agent or (if then held by the Issuer) be discharged from such trust, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, and the holder of such debt security shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer or the Company for any payment which such holder may be entitled to collect, and all liability of the trustee or any paying agent of the debt securities with respect to such moneys shall thereupon cease.

Under New York law, any legal action upon the debt securities must be commenced within six years after the payment thereof is due. Thereafter, the debt securities will generally become unenforceable.

Concerning the Trustee

The Bank of New York Mellon will be the trustee under the indenture. The Corporate Trust Office of the trustee is currently located at 101 Barclay Street, Floor 4-East, New York, New York 10286, United States, Attention: Global Corporate Trust.

The indenture provides that the trustee, subject to the following sentence, undertakes to perform such duties and only such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The indenture also provides that the trustee and any paying or other agent of the debt securities, in their individual or any other capacity, may become the owner or pledgee of debt securities with the same rights it would have if it were not the trustee or such agent and may otherwise deal with the Company and the Issuer and receive, collect, hold and retain collections from the Company and the Issuer with the same rights it would have if it were not the trustee or such agent; provided, however, that all moneys received by the trustee shall, until used or applied as provided in the indenture, be held in trust thereunder for the purposes for which they were received and need not be segregated from other funds except to the extent required by law.

The trustee will be under no obligation to exercise any rights or powers conferred under the indenture for the benefit of the holders unless such holders have offered to the trustee pre-funding, security and/or indemnity satisfactory to the trustee against any loss, liability or expense. In the exercise of its duties, the trustee shall not be responsible for the calculation or computation of any amount payable under the debt securities and the guarantees or the verification of any such calculations or computations or any verification of the accuracy or completeness of any certification, opinion or other documents submitted to it by the Company or the Issuer.

Indemnification for Judgment Currency Fluctuations

To the fullest extent permitted by law, the obligations of the Company or the Issuer to any holder of the applicable series of debt securities under the indenture, the debt securities or the guarantees, as the case may be, shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. dollars (the “Agreement Currency”), be discharged only to the extent that on the day following receipt by such holder or the trustee, as the case may be, of any amount in the Judgment Currency, such holder or the trustee, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder or the trustee, as the case may be, in the Agreement Currency, the Company and the Issuer agree, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such holder, such holder or the trustee, as the case may be, agrees to pay to or for the account of the Company or the Issuer, as the case may be, such excess; provided that such holder or the trustee, as the case may be, shall not have any obligation to pay any such excess as long as a default by the Company or the Issuer in its obligations under the indenture or the debt securities has occurred and is continuing, in which case such excess may be applied by such holder or the trustee, as the case may be, to such obligations.

Notices

Notices to holders of debt securities will be mailed to them (or the first named of joint holders) by first class mail (or, if first class mail is unavailable, by airmail) at their respective addresses in the register and will be deemed to have been given on the fourth Business Day after the date of mailing. So long as and to the extent that the debt securities are represented by global securities and such global securities are held by DTC, notices to owners of beneficial interests in the global securities may be given by delivery of the relevant notice to DTC for communication by it to entitled account holders.

Waiver of Immunity

To the extent that the Company or the Issuer has acquired or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (including any immunity from non-exclusive jurisdiction or from service of process or, except as provided below, from any execution to satisfy a final judgment or from attachment or in aid of such execution or otherwise) with respect to itself or any of its property, the Company and the Issuer each irrevocably waives, to the fullest extent permitted under applicable law, any such right of immunity or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any action or proceeding against it arising out of or based on the debt securities, the guarantees or the indenture.

Governing Law and Consent to Jurisdiction

The debt securities, the guarantees and the indenture are governed by and will be construed in accordance with the laws of the State of New York.

The Company and the Issuer will each irrevocably submit to the non-exclusive jurisdiction of any state or United States federal court located in the Borough of Manhattan, the City of New York, New York (each a “New York Court”) in any suit, action or proceeding arising out of or relating to the indenture, the debt securities, the guarantees or any transaction contemplated thereby, and will irrevocably waive, to the fullest extent permitted by applicable law, any objection to the venue of any such suit, action or proceeding in any such New York Court and any claim of an inconvenient forum. The Company and the Issuer will each appoint National Corporate Research, Ltd., New York, New York, United States of America, as agent for service of process with respect of any such suit, action or proceeding.

Certain Definitions

Set forth below are definitions of certain of the terms used herein. Additional terms are defined elsewhere above or in the indenture.

“Adjusted Consolidated Net Worth” means the sum of the (a) shareholders’ equity of the Company as determined under IFRS IASB and (b) Subordinated Indebtedness of the Company.

“Capital Stock” means any and all shares, interests (including joint venture interests), participations or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation).

“Consolidated Total Assets” means the consolidated total assets of the Company and its Subsidiaries as shown on its most recent audited consolidated balance sheet.

“Indebtedness” of any Person means, at any date, without duplication, (i) any outstanding indebtedness for or in respect of money borrowed (including bonds, debentures, notes or other similar instruments, whether or not listed) that is evidenced by any agreement or instrument, excluding trade payables, (ii) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, and (iii) all Indebtedness of others guaranteed by such Person; provided, however, that, for the purpose of determining the amount of Indebtedness of the Company outstanding at any relevant time, the amount included as the Indebtedness of the Company in respect of finance leases shall be the net amount from time to time properly characterized as “obligations under finance leases” in accordance with the IFRS IASB.

“Lien” means any mortgage, charge, pledge, lien, encumbrance, hypothecation, title retention, security interest or security arrangement of any kind.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Subsidiary” at any time shall mean one of the Subsidiaries of the Company:

(i)	as to which one or more of the following conditions is/are satisfied:

(a)	its net profit or (in the case of one of the Company’s Subsidiaries which have Subsidiaries) consolidated net profit attributable to the Company (in each case before taxation and exceptional items) is at least 10% of the consolidated net profit of the Company (before taxation and exceptional items); or

(b)	its net assets or (in the case of one of the Company’s Subsidiaries which have Subsidiaries) consolidated net assets attributable to the Company (in each case after deducting minority interests in Subsidiaries) are at least 10% of the consolidated net assets of the Company (after deducting minority interests in Subsidiaries);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of the Subsidiary of the Company and the then latest consolidated financial statements of the Company; or

(ii)	to which is transferred all or substantially all of the assets of the Subsidiary of the Company which immediately prior to the transfer was a Principal Subsidiary, provided that, with effect from such transfer, the Subsidiary which so transfers its assets and undertakings shall cease to be a Principal Subsidiary (but without prejudice to paragraph (i) above) and the Subsidiary of the Company to which the assets are so transferred shall become a Principal Subsidiary.

A certificate of the Company’s auditors as to whether or not the Company’s Subsidiary is a Principal Subsidiary shall be conclusive and binding on all parties in the absence of manifest error.

“Shareholders’ Equity” means, as of any date, the aggregate amount of shareholders’ equity (including but not limited to share capital, contributed surplus and retained earnings) of a Person as shown on the most recent annual audited or quarterly unaudited consolidated balance sheet of the Person and computed in accordance with IFRS IASB.

“Subsidiary” means, as applied to any Person, any corporation or other entity of which a majority of the outstanding Voting Shares is, at the time, directly or indirectly, owned by such Person.

“Subordinated Indebtedness” means the Indebtedness of the Company (including perpetual debt, which the Company is not required to repay) which (i) has a final maturity and a weighted average life to maturity longer than the remaining life to maturity of the debt securities and (ii) is issued or assumed pursuant to, or evidenced by, an indenture or other instrument containing provisions for the subordination of such Indebtedness to the debt securities including (x) a provision that in the event of the bankruptcy, insolvency or other similar proceeding of the Company, the holders of the debt securities shall be entitled to receive payment in full in cash of all principal, Additional Amounts and interest on the debt securities (including all interest arising after the commencement of such proceeding whether or not an allowed claim in such proceeding) before the holder or holders of any such Subordinated Indebtedness shall be entitled to receive any payment of principal, interest or premium thereon, (y) a provision that, if an Event of Default has occurred and is continuing under the indenture for the debt securities, the holder or holders of any such Subordinated Indebtedness shall not be entitled to payment of any principal, interest or premium in respect thereof unless or until such Event of Default shall have been cured or waived or shall have ceased to exist, and (z) a provision that the holder or holders of such Subordinated Indebtedness may not accelerate the maturity thereof as a result of any default relating thereto so long as any debt securities are outstanding.

“Voting Shares” means, with respect to any Person, the Capital Stock having the general voting power under ordinary circumstances to vote on the election of the members of the board of directors or other governing body of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters, brokers or dealers;

•	through agents;

•	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

•	directly to one or more purchasers; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may sell the securities offered by this prospectus at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation in a prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

The 2013 Issuer is a BVI business company incorporated in and under the laws of the British Virgin Islands with limited liability, the 2014 Issuer is an unlimited company incorporated in and under the laws of Nova Scotia, Canada, and we are a company incorporated with limited liability in Hong Kong. A substantial portion of our assets are located in China. In addition, substantially all of our directors and officers reside outside the United States (principally in the PRC or Hong Kong) and certain experts named in this prospectus also reside outside the United States. All or a substantial portion of the assets of such persons are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the Issuer, us or such persons to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

The 2013 Issuer has been advised by its British Virgin Islands counsel, Walkers, that in the case of a valid, final and conclusive judgment obtained in the federal or state courts in the United States for a liquidated sum other than in respect of penalties or taxes or a fine or similar fiscal or revenue obligations, the British Virgin Islands courts would recognize the relevant judgment without any re-examination of merits at common law, by an action commenced on the foreign judgment in the British Virgin Islands courts provided that: (a) the judgment had not been wholly satisfied; (b) such courts had proper jurisdiction over the matter and the 2013 Issuer either submitted to the jurisdiction of such courts or was resident or carried out a business within such jurisdiction and was duly served with process; (c) such courts did not contravene the rules of natural justice of the British Virgin Islands; (d) such judgment was not obtained by fraud on the part of the person in whose favor judgment was given or on the part of such courts; (e) the enforcement of the judgment would not be contrary to public policy of the British Virgin Islands or for some other similar reasons the judgment could not have been entertained by the British Virgin Islands courts; (f) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands; and (g) there is due compliance with the correct procedures under the laws of the British Virgin Islands.

The 2014 Issuer has been advised by its Nova Scotia counsel, Stewart McKelvey, that a monetary judgment of a United States court predicated solely upon civil liability under United States federal securities laws or the securities laws of any state within the United States would likely be enforceable in the Province of Nova Scotia, Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a court in the Province of Nova Scotia, Canada for the same purposes. The 2014 Issuer has also been advised by Stewart McKelvey, however, that there is less certainty that an action could be brought in the Province of Nova Scotia, Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws or the securities laws of any state within the United States.

We have been advised by our Hong Kong counsel, Davis Polk & Wardwell, that there is doubt as to the enforceability in Hong Kong in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the U.S. federal or state securities laws.

In addition, there are uncertainties as to whether the courts of the PRC would (i) recognize or enforce the judgments of United States courts obtained against the 2013 Issuer or the 2014 Issuer (as the case may be) and/or the Company, or their respective directors and officers, predicated upon the civil liability provision of the U.S. federal or state securities laws; or (ii) entertain original actions brought in the courts of the PRC against the 2013 Issuer or the 2014 Issuer (as the case may be) and/or the Company or such persons predicated upon the U.S. federal or state securities laws.

LEGAL MATTERS

Certain legal matters with respect to the debt securities and the guarantees will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York, as to matters of United States federal securities and New York State law, by Davis Polk & Wardwell, Hong Kong, as to matters of Hong Kong law, by Walkers, Tortola, British Virgin Islands, as to matters of British Virgin Islands law, and by Blake, Cassels & Graydon LLP and Stewart McKelvey as to matters of Canadian law and Nova Scotia law, respectively.

EXPERTS

The consolidated statement of financial position of CNOOC Limited as of December 31, 2012 and the related consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for the years ended December 31, 2011 and 2012 included in our annual report on Form 20-F for the year ended December 31, 2013 have been audited by Ernst & Young, our predecessor independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CNOOC Limited as of and for the year ended December 31, 2013 incorporated in this prospectus by reference from CNOOC Limited’s Annual Report on Form 20-F for the year ended December 31, 2013, and the effectiveness of CNOOC Limited’s internal control over financial reporting as of December 31, 2013 have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm as experts in accounting and auditing.

The consolidated financial statements of Nexen Inc. and its subsidiaries appearing in our report on Form 6-K dated April 22, 2014 have been audited by Deloitte LLP, independent registered chartered accountants, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of Deloitte LLP given upon their authority as experts in accounting and auditing.

Certain reserve information relating to our oil and gas reserves included in our annual report on Form 20-F for the year ended December 31, 2013 was based in part upon reserve reports prepared by independent consultants Ryder Scott Company, L.P., Gaffney, Cline & Associates (Consultants) Pte Ltd., RPS, McDaniel & Associates Consultants Ltd. and DeGolyer and MacNaughton. We have incorporated this information in this prospectus by reference to such annual report and included certain of this information in this prospectus in reliance on the authority of such firms as experts in estimating proved oil and gas reserves.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

Prospectus

CNOOC Nexen Finance (2014) ULC

US$1,250,000,000 1.625% Guaranteed Notes due 2017

US$2,250,000,000 4.250% Guaranteed Notes due 2024

US$500,000,000 4.875% Guaranteed Notes due 2044

Unconditionally and Irrevocably

Guaranteed by

CNOOC Limited

PROSPECTUS SUPPLEMENT

Joint Lead Managers and Joint Bookrunners

(in alphabetical order)

BOC International

Citigroup

Credit Suisse

Deutsche Bank

Goldman Sachs (Asia) L.L.C.

J.P. Morgan

Morgan Stanley

UBS

April 23, 2014